UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Veeco Instruments Inc.
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1 Terminal Drive  •  Plainview, New York 11803 U.S.A.  •  Phone (516) 677-0200  •  Fax (516) 677-0380  •  www.veeco.com

March 22, 2016

2016 Annual Meeting of Stockholders

Dear Fellow Stockholder:

It is my pleasure to invite you to join me at the 2016 Annual Meeting of Stockholders of Veeco Instruments Inc. to be held on Thursday, May 5, 2016, at 8:30 a.m. Eastern Time, at 333 South Service Road, Plainview, New York 11803.

At this year’s meeting, we will vote on the election of 2 directors, amendment and restatement of Veeco’s 2010 Stock Incentive Plan, re-approval of Veeco Management Bonus Plan, approval of an Employee Stock Purchase Plan and ratification of KPMG LLP as Veeco’s independent registered public accounting firm.  We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers.

We use the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the internet.  We believe this expedites stockholder’s receipt of proxy materials, lowers annual meeting costs and conserves natural resources.  Thus, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than copies of the Proxy Statement and our 2015 Annual Report to Stockholders on Form 10-K.  The Notice contains instructions on how to access the proxy materials online, vote online and obtain your copy of our proxy materials.

Your voice is very important.  I encourage you to sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting.

Sincerely,

John R. Peeler

Chairman and Chief Executive Officer

VEECO INSTRUMENTS INC.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Thursday, May 5, 2016, 8:30 a.m., Eastern Time

PLACE:	333 South Service Road Plainview, New York 11803

ITEMS OF BUSINESS:

1.              To elect two directors to hold office until the 2019 Annual Meeting of Stockholders;

2.              To approve the amendment and restatement of Veeco’s 2010 Stock Incentive Plan;

3.              To re-approve the Veeco Management Bonus Plan;

4.              To approve an Employee Stock Purchase Plan;

5.              To hold a non-binding advisory vote on 2015 named executive officer compensation;

6.              To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016; and

7.              To consider such other business as may properly come before the meeting.

WHO CAN VOTE:	You must be a stockholder of record at the close of business on March 8, 2016 to vote at the Annual Meeting.

INTERNET AVAILABILITY:

We are using the internet as our primary means of furnishing proxy materials to most of our stockholders. Rather than sending those stockholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the internet. This Proxy Statement and our 2015 Annual Report on Form 10-K are available free of charge at www.veeco.com.

PROXY VOTING:

We cordially invite you to participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means. Your participation is important, regardless of the number of shares you own. You may vote by telephone, through the internet or by mailing your completed proxy card.

By order of the Board of Directors,

Gregory A. Robbins
Senior Vice President, General Counsel and Secretary
March 22, 2016
Plainview, New York

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be acted upon at the Veeco Instruments Inc. (“Veeco” or the “Company”) 2016 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following information about the proposals and voting recommendations, the Company’s director nominees and highlights of the Company’s corporate governance and executive compensation.  The following description is only a summary.  For more complete information about these topics, please review the complete proxy statement.

Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation
Proposal 1: Election of two nominees named herein as directors	FOR each nominee
Proposal 2: Approval of the 2010 Stock Incentive Plan, as Amended and Restated	FOR
Proposal 3: Approval of the Management Bonus Plan	FOR
Proposal 4: Approval of the Employee Stock Purchase Plan	FOR
Proposal 5: Advisory vote to approve the compensation of our Named Executive Officers, or “Say on Pay”	FOR
Proposal 6: Ratification of the appointment of our independent registered public accounting firm for 2016	FOR

Summary of Information Regarding the Board of Directors

Members of Veeco’s Board of Directors (“Board of Directors” or the “Board”) and nominees for election are listed below.  Messrs. Braun and McDaniel are not standing for re-election and will retire from the Board following the Annual Meeting.  Mr. Peeler has been nominated for re-election to the Board and Mr. St. Dennis has been nominated for election to the Board.  Mr. St. Dennis was identified through a director search conducted by a third party search firm under the direction of the Governance Committee.  In conducting this search, the Board was looking to add relevant industry experience and meaningful international business experience, among other qualities, and determined that Mr. St. Dennis is ideally suited to serve on the Veeco Board.

		Director		Committee Membership
Name	Age	since	Independent (1)	AC	CC	GC	SPC
Edward H. Braun	76	1990	No				C
Richard A. D’Amore	62	1990	Yes		M		M
Gordon Hunter	64	2010	Yes		C	M	M
Keith D. Jackson	60	2012	Yes	M/FE		C
Roger D. McDaniel	77	1998	Yes (Lead Independent Director)	M/FE	M
John R. Peeler	61	2007	No				M
Peter J. Simone	68	2004	Yes	C/FE		M	M
Thomas St. Dennis (2)	62	—	Yes

(1)   Independence determined based on NASDAQ rules.

(2)   Mr. St. Dennis has been nominated for election to the Board.

AC — Audit Committee CC — Compensation Committee GC — Governance Committee SPC — Strategic Planning Committee	C — Chairperson M — Member FE — Audit committee financial expert (as determined based on SEC rules)

Corporate Governance Highlights

Board and Other Governance Information	As of March 22, 2016
Size of Board as Nominated (1)	6
Average Age of Director Nominees and Continuing Directors	63
Average Tenure of Director Nominees and Continuing Directors	9.5 years
Percentage of Continuing Directors and Nominees who are Independent	83.3%
Percentage of Directors who attended at least 75% of Board Meetings	100%
Number of Director Nominees and Continuing Directors Who Serve on More Than Four Public Company Boards	0
Directors Subject to Stock Ownership Guidelines	Yes
Annual Election of Directors	No
Voting Standard	Majority
Plurality Voting Carve-out for Contested Elections	Yes
Separate Chairman and CEO	No
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Board, Committee and Individual Director Self-Evaluations, Including Use of External Governance Advisor at Least Every 3 Years	Yes
Annual Independent Director Evaluation of CEO	Yes
Risk Oversight by Full Board and Committees	Yes
Board Orientation/Education Program	Yes
Code of Conduct Applicable to Directors	Yes
Stockholder Ability to Act by Written Consent	No
Poison Pill	No

(1)                     Susan Wang ceased being a director due to her unexpected death on March 8, 2016.  The two directors to be elected, when combined with the four continuing directors, is fewer than the seven members as of the proxy statement filing date.  The Board has reduced the size of the Board to seven, and will further reduce the size to six, effective upon the retirement of Messrs. Braun and McDaniel and the election of Mr. St. Dennis at the Annual Meeting.  The Board is conducting a search to replace Ms. Wang.

Executive Compensation Highlights

Here’s What We Do…

Pay for Performance.  We ensure that the compensation of the Chief Executive Officer (“CEO”) and the other named executive officers listed in the Summary Compensation Table below (“NEOs”) tracks Company performance.  Our compensation programs reflect our belief that the ratio of performance-based compensation to fixed compensation should increase with the level of the executive, with the greatest amount of performance-based compensation at the CEO level.

Performance-based Long Term Incentives.  The majority of long term incentive compensation provided to our CEO and other NEOs is awarded in the form of performance-based restricted stock units that feature a three-year target performance period, are capped at 150% of target, and are subject to 100% forfeiture.

Minimum Vesting.  We have asked our stockholders to approve adding a provision to our 2010 Stock Incentive Plan that will specify a one year minimum vesting period for equity awards, except for up to 5% of the maximum number of shares available or in the event of certain circumstances (e.g., death, disability, corporate transactions).  Time-based awards granted to executives feature vesting periods ranging from three to four years.

Stock Option Provisions.  We have asked our stockholders to approve adding a provision to our 2010 Stock Incentive Plan that will prohibit the cash buyout of underwater stock options without shareholder approval.  Our 2010 Stock Incentive Plan also prohibits the repricing of stock options without stockholder approval; the Company has not engaged in either of these practices.

Double-Trigger Change in Control Arrangements.  Our Senior Executive Change in Control Policy requires both a qualifying termination of employment and a change in control before change in control benefits, including accelerated vesting for equity awards granted after January 2014, are triggered.

Clawback Policy. In 2014, we adopted our Clawback Policy under which, in the event of a financial restatement due to fraud or intentional illegal conduct as determined by the independent members of the Board of Directors, a culpable executive officer may be required to reimburse the Company for performance-based cash compensation if the amount of such compensation would have been lower had it been calculated based on such restated financial statements.

Stock Ownership Guidelines.  In 2014, we adopted stock ownership guidelines which, subject to a phase-in period, require our NEOs and our Board of Directors to hold an amount of Veeco stock in a specified ratio to their base salaries.  Pursuant to these guidelines, covered individuals are required to hold at least 50% of the net after-tax shares realized upon vesting or exercise until our stock ownership guidelines are met.

Hedging and Pledging Restrictions.  Our insider trading policy prohibits all employees and directors from hedging or pledging their Veeco shares.

Annual Bonus.  Amounts that can be earned under our Annual Incentive Programs are based primarily on profit (EBITDA) after accounting for the cost of such bonuses and are capped at 200% of target.

Annual Say-on-Pay Vote.  We conduct an annual Say-on-Pay advisory vote.

Stockholder Engagement.  We routinely engage with stockholder advisors and, as appropriate, with stockholders, to better understand their perspective regarding executive compensation best practices and have incorporated many of these in our executive compensation programs.

Here’s What We Don’t Do…

No Gross-Ups.  We do not provide tax gross ups for benefits that may become payable in connection with a change in control.  Additionally, in 2014 we discontinued gross-ups that had been previously payable to our CEO in connection with certain transportation and housing allowances.

Limited Pension Benefits.  We do not maintain a defined benefit pension plan or a supplemental executive retirement plan.  The Company’s 401(k) savings plan is its only pension benefit.

No Retirement Benefits.  We do not maintain retirement benefits.

No Lavish Perquisites.  We do not provide executives with perquisites such as financial planning, corporate aircraft, etc.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Veeco common stock as of March 8, 2016 (unless otherwise specified below) by (i) each person known by Veeco to own beneficially more than five percent of the outstanding shares of Veeco common stock, (ii) each director of Veeco, (iii) each NEO, and (iv) all executive officers and directors of Veeco as a group.  Unless otherwise indicated, Veeco believes that each of the persons or entities named in the table exercises sole voting and investment power over the shares of Veeco common stock that each of them beneficially owns, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned (1)			Percentage of Total Shares Outstanding
	Shares	Options	Total	(1)
5% or Greater Stockholders:
T. Rowe Price Associates, Inc. (2)	4,595,479	—	4,595,479	11.1%
BlackRock, Inc. (3)	4,455,506	—	4,455,506	10.7%
The Bank of New York Mellon Corporation (4)	4,354,539	—	4,354,539	10.5%
The Vanguard Group (5)	3,041,038	—	3,041,038	7.3%
Eagle Asset Management, Inc. (6)	2,523,353	—	2,523,353	6.1%

Directors:
Edward H. Braun	19,602	—	19,602	*
Richard A. D’Amore	84,693	—	84,693	*
Gordon Hunter	18,352	—	18,352	*
Keith D. Jackson	14,552	—	14,552	*
Roger McDaniel	19,443	—	19,443	*
John R. Peeler	246,918	395,046	641,964	1.5%
Peter J. Simone	17,992	—	17,992	*

Named Executive Officers:
John R. Peeler	246,918	395,046	641,964	1.5%
Shubham Maheshwari	38,550	18,000	56,550	*
William J. Miller, Ph.D.	60,067	103,702	163,769	*
John Kiernan	28,848	44,107	72,955	*
All Directors and Executive Officers as a Group (10 persons)	549,017	560,855	1,109,872	2.7%

*                                         Less than 1%.

(1)                                 A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of stock options.  Shares owned include awards of restricted stock from the Company, both vested and unvested, with the exception of unvested restricted stock units and unvested performance-based restricted stock.  Each person’s percentage ownership is determined by assuming that stock options beneficially owned by such person (but not those owned by any other person) have been exercised.

(2)                                 Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2016.  The address of this holder is 100 E. Pratt Street, Baltimore, Maryland  21202.

(3)                                 Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 8, 2016.  The address of this holder is 55 East 52nd Street, New York, New York  10055.

(4)                                 Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 2, 2016.  The address of this holder is c/o The Bank of New York Mellon Corporation, 225 Liberty Street, New York, New York  10286.

(5)                                 Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2016.  The address of this holder is 100 Vanguard Boulevard, Malvern, Pennsylvania  19355.

(6)                                 Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 26, 2016.  The address of this holder is 880 Carillon Parkway, St. Petersburg, Florida  33716.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires Veeco’s officers and directors, and persons who own more than 10% of Veeco’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).  These persons are required by SEC regulations to furnish Veeco with copies of all Section 16(a) forms they file.  SEC regulations require us to identify in this proxy statement anyone who filed a required report late or failed to file a required report.  Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2015 all Section 16(a) filing requirements were satisfied on a timely basis.

GOVERNANCE

Governance Highlights

Veeco’s Board of Directors and management are committed to responsible corporate governance to ensure that Veeco is managed for the long-term benefit of its stockholders.  To that end, the Board of Directors and management review published guidelines and recommendations of institutional stockholder organizations and current best practices of similarly situated public companies.  The Board and management periodically evaluate and, when appropriate, revise Veeco’s corporate governance policies and practices in light of these guidelines and practices and to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the SEC and by The NASDAQ Stock Market LLC (“NASDAQ”).

Veeco’s Corporate Governance Guidelines provide that at least two-thirds of the Board of Directors must be independent in accordance with the NASDAQ listing standards.  In fact, 83.3% of Veeco’s six continuing directors and nominees are independent, and none serve on more than three other public company boards.  All of Veeco’s directors attended at least 75% of Board and applicable committee meetings last year.  Veeco undergoes an annual Board, committee and individual director self-evaluation process, and the independent directors, guided by the independent Lead Director, meet regularly without management and perform an annual performance assessment of the Chief Executive Officer.

Governance Policies and Practices

Veeco has instituted a variety of policies and practices to foster and maintain corporate governance, including the following:

Corporate Governance Guidelines - Veeco adheres to written Corporate Governance Guidelines, adopted by the Board and reviewed by the Governance Committee from time to time.  The Corporate Governance Guidelines govern director qualifications, conflicts of interest, succession planning, periodic board self-assessment and other governance matters.  The Board has used an outside governance advisor to facilitate the board self-assessment at least every three years.

Code of Business Conduct - Veeco maintains written standards of business conduct applicable to all of its employees worldwide.

Code of Ethics for Senior Officers - Veeco maintains a Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

Environmental, Health & Safety Policy - Veeco maintains a written policy that applies to all of its employees with regard to environmental, health and safety matters.

Director Education Policy - Veeco has adopted a written policy under which it encourages directors to attend, and provides reimbursement for the cost of attending, director education programs.  A majority of Veeco’s Board members has attended one or more director education programs within the past five years.

Disclosure Policy - Veeco maintains a written policy that applies to all of its employees with regard to the dissemination of information.

Board Committee Charters - Each of Veeco’s Audit, Compensation, Governance and Strategic Planning Committees has a written charter adopted by Veeco’s Board that establishes practices and procedures for each committee in accordance with applicable corporate governance rules and regulations.

Copies of each of these documents can be found on the Company’s website (www.veeco.com) via the “Investors” page.

Independence of the Board

Veeco’s Corporate Governance Guidelines provide that at least two-thirds of the Board of Directors must be independent in accordance with the NASDAQ listing standards.  In addition, service on other boards must be consistent with Veeco’s conflict of interest policy and the nature and time involved in such service is reviewed when evaluating suitability of individual directors for election.

Independence of Current Directors.  Veeco’s Board of Directors has determined that all of the directors are “independent” within the meaning of the applicable NASDAQ listing standards, except Mr. Peeler, the Company’s Chairman and Chief Executive Officer, and Mr. Braun, the Company’s former Chairman and former Chief Executive Officer.

Independence of Committee Members.  All members of Veeco’s Audit, Compensation and Governance Committees are required to be and are independent in accordance with NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation.  During 2015, none of Veeco’s executive officers served on the board of directors of any entity whose executive officers served on Veeco’s Compensation Committee.  No current or past executive officer of Veeco serves on our Compensation Committee.  The members of our Compensation Committee are Messrs. D’Amore, Hunter and McDaniel.

Board Access to Independent Advisors.  The Board members have full and free access to the officers and employees of Veeco and are permitted to retain independent legal, financial or other advisors as the Board or a Committee deems necessary.

Director Resignation Upon Change in Employment.  The Corporate Governance Guidelines provide that a director shall submit his resignation if he changes his principal employment, from what it was when he was elected as a director, or undergoes a change affecting his qualification as a director or fails to receive the required number of votes for re-election.  Upon such submission, the Board shall determine whether to accept or reject the resignation.  If the resignation is tendered for failure to receive the required number of votes for re-election, the Governance Committee will also inform the Board of any other action it recommends be taken.

Board Leadership Structure

Mr. Peeler, the Company’s Chief Executive Officer, also serves as Chairman of the Board.  We have a separate, independent Lead Director.  Although we do not have a formal policy addressing the topic, we believe that when the Chairman of the Board is an employee of the Company or otherwise not independent, it is important to have a separate Lead Director, who is an independent director.

Mr. McDaniel serves as the Lead Director.  In that role, he presides over the Board’s executive sessions, during which our independent directors meet without management, and he serves as the principle liaison between management and the independent directors of the Board. The Lead Director also:

•                  confers with the Chairman of the Board regarding Board meeting agendas;

•                  has the authority to call meetings of the independent directors;

•                  chairs meetings of the independent directors including, where appropriate, setting the agenda and briefing the Chairman of the Board on issues discussed during the meeting;

•                  oversees the annual performance evaluation of the CEO;

•                  consults with the Governance Committee and the Chairman of the Board regarding assignment of Board members to various committees; and

•                  performs such other functions as the Board may require.

Mr. McDaniel has served as a Veeco director since 1998 and as Lead Director (or Presiding Director) since 2010.  Upon Mr. McDaniel’s retirement from the Board in 2016, another independent member of the Board will be appointed Lead Director.

We believe the combination of Mr. Peeler as our Chairman of the Board and an independent director as our Lead Director is an effective structure for the Company.  The division of duties and the additional avenues of communication between the Board and our management associated with this structure provide the basis for the proper functioning of our Board and its oversight of management.

Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board regularly reviews information regarding the Company’s strategy, finances and operations, as well as the risks associated with each.  The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance.  The Audit Committee undertakes, at least annually, a review to evaluate these risks.  Individual members of the Audit Committee are each assigned an area of risk to oversee.  The members then meet separately with management responsible for such area, including the Company’s chief accounting officer, internal auditor and general counsel, and report to the Audit Committee on any matters identified during such discussions with management.  In addition, the Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Compensation Risk

Our Compensation Committee conducted a risk-assessment of our compensation programs and practices and concluded that our compensation programs and practices, as a whole, are appropriately structured and do not pose a material risk to the Company.  Our compensation programs are intended to reward the management team and other employees for strong performance over the long-term, with consideration to near-term actions and results that strengthen and grow our Company.  We believe our compensation programs provide the appropriate balance between short-term and long-term incentives, focusing on sustainable operating success for the Company.  We consider the potential risks in our business when designing and administering our compensation programs and we believe our balanced approach to performance measurement and compensation decisions works to mitigate the risk that individuals will be encouraged to undertake excessive or inappropriate risk.  Further, our compensation program administration is subject to considerable internal controls and when determining the principal outcomes — performance assessments and compensation decisions — we rely on principles of sound governance and good business judgment.

Board Meetings and Committees

During 2015, Veeco’s Board held six meetings.  Each Director attended at least 75% of the meetings of the Board and Board committees on which such Director served during 2015.  It is the policy of the Board to hold executive sessions without management at every regularly scheduled board meeting and as requested by a director.  The Lead Director presides over these executive sessions.  All members of the Board are welcome to attend the Annual Meeting of Stockholders.  In 2015, Mr. Peeler was the only director who attended the Annual Meeting of Stockholders.  The Board has established the following committees:  an Audit Committee, a Compensation Committee, a Governance Committee and a Strategic Planning Committee.

Audit Committee.  As defined in Section 3(a)(58)(A) of the Exchange Act, the Company established an Audit Committee which reviews the scope and results of the audit and other services provided by Veeco’s independent registered public accounting firm.  The Audit Committee consists of Messrs. Jackson, McDaniel and Simone (Chairman). The Board has determined that all members of the Audit Committee are financially literate as that term is defined by NASDAQ and by applicable SEC rules.  The Board has determined that each of Messrs. Jackson, McDaniel and Simone is an “audit committee financial expert” as defined by applicable SEC rules.  During 2015, the Audit Committee met ten times.

Compensation Committee.  The Compensation Committee sets the compensation levels of senior management and administers Veeco’s equity compensation plans.  All members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended).  None of the members of the Compensation Committee has interlocking relationships as defined by the SEC.  The Compensation Committee consists of Messrs. D’Amore, McDaniel and Hunter (Chairman).  During 2015, the Compensation Committee met seven times.

Governance Committee.  The Company’s Governance Committee addresses Board organizational issues and develops and reviews corporate governance principles applicable to Veeco.  In addition, the committee searches for persons qualified to serve on the Board of Directors and makes recommendations to the Board with respect thereto, as more fully described below.  The Governance Committee is comprised entirely of independent directors, as defined by the NASDAQ listing standards, and currently consists of Messrs. Hunter, Simone and Jackson (Chairman). During 2015, the Governance Committee met four times.

Strategic Planning Committee.  The Company’s Strategic Planning Committee oversees the Company’s strategic planning process.  The Strategic Planning Committee consists of Messrs. D’Amore, Hunter, Peeler, Simone and Braun (Chairman).  During 2015, the Strategic Planning Committee met three times.

Board Composition and Nomination Process

Pursuant to our Corporate Governance Guidelines, the Governance Committee will evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, including those characteristics described in the Corporate Governance Guidelines as in effect from time to time.  In selecting the director nominees, the Board endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting and finance, knowledge of the industries in which the Company operates, understanding of manufacturing and services, strategic vision, knowledge of international markets, marketing, research and development and other areas relevant to the Company’s business.  Under our Corporate Governance Guidelines, the Board periodically conducts a critical self-evaluation, including an assessment of the make-up of the Board as a whole.  In any particular situation, the Governance Committee may focus on persons possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board.  The full Board reviews and has final approval authority on all potential director candidates being recommended to the stockholders for election.

Compensation of Directors

For services performed in 2015, Veeco’s Director Compensation Policy provides that members of the Board of Directors who are not employees of Veeco shall be paid quarterly retainers as follows:  for service as a Board member, $17,500, as chair of the Audit Committee, $5,000, as chair of the Compensation Committee, $3,750, as chair of the Governance Committee, $2,500, as chair of the Strategic Planning Committee, $2,500, and as Lead Director, $4,250.  Each non-employee Director shall also receive an annual grant of shares of restricted stock having a fair market value in the amount determined by the Compensation Committee from time to time.  For 2015, the Compensation Committee determined that the value of this annual award should be $120,000 per director.  The restrictions on these shares lapse on the earlier of the first anniversary of the date of grant and the date immediately preceding the date of the next annual meeting of stockholders.  In addition, the Company’s Director Compensation Policy in effect for 2015 gives the Board the authority to compensate directors who perform significant additional services on behalf of the Board or a Committee.  Such compensation is to be determined by the Board in its discretion, taking into consideration the scope and extent of such additional services.  Directors who are employees, such as Mr. Peeler, do not receive additional compensation for serving as directors.

Mr. Braun, the Company’s former Chairman and former CEO, serves on the Board and is compensated for such service pursuant to a Service Agreement dated January 1, 2012 (which amended and replaced a Service Agreement dated July 24, 2008).  The Service Agreement provides that for services performed after May 4, 2012, the Company shall pay Mr. Braun such compensation and equity awards as are consistent with the Company’s then current Board Compensation Policy, provided that any cash retainers shall be paid through the Company’s regular, bi-weekly payroll process.  In addition, Mr. Braun shall be entitled to participate in the group health and insurance programs available generally to senior executives of the Company.

The following table provides information on compensation awarded or paid to the non-employee directors of Veeco for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Edward H. Braun	80,000	119,975	495	200,470
Richard A. D’Amore	70,000	119,975	—	189,975
Gordon Hunter	83,153	119,975	—	203,128
Keith D. Jackson	76,306	119,975	—	196,281
Roger D. McDaniel	92,542	119,975	—	212,517
Peter J. Simone	90,000	119,975	—	209,975
Susan Wang	44,139	119,975	—	164,114

(1)                     Represents quarterly retainers paid for Board service during 2015.  For Mr. Braun, includes payments under a Service Agreement dated January 1, 2012, which sets forth the compensation to be paid to Mr. Braun for his service on the Board.

(2)                     Reflects awards of 3,854 shares of restricted stock to each director on May 14, 2015. These restricted stock awards vest on the earlier of (i) the first anniversary of the date of grant, and (ii) the date immediately preceding the date of the next annual meeting of stockholders.  In accordance with SEC rules, the amounts shown reflect the grant date fair value of the award, which was $31.13 per share.

(3)                     As of December 31, 2015, there were outstanding the following aggregate number of stock awards and option awards held by each non-employee director of the Company:

Outstanding Equity Awards at Fiscal Year End
Name	Stock Awards (#)	Option Awards (#)
Edward H. Braun	3,854	—
Richard A. D’Amore	3,854	—
Gordon Hunter	3,854	—
Keith D. Jackson	3,854	—
Roger D. McDaniel	3,854	—
Peter J. Simone	3,854	—
Susan Wang	3,854	—

(4)                     All Other Compensation consists of premiums for group term life insurance payable to Mr. Braun under his Service Agreement dated January 1, 2012.

Stock Ownership Guidelines

In January 2014, the Company established stock ownership guidelines for the Company’s Directors and for certain employees, including the NEOs.  Under these guidelines, each covered individual has five years to reach the minimum levels of Veeco common stock ownership identified by the Stock Ownership Guidelines.  The Company’s Directors are required to hold Veeco stock with a value equal to at least three times the Directors’ annual cash retainers (excluding retainers for committee or lead director service), measured as of December 31st of the most recently completed year.  Minimum ownership levels for Company employees are addressed in the Compensation Discussion and Analysis section below.

Certain Contractual Arrangements with Directors and Executive Officers

Veeco has entered into indemnification agreements with each of its directors, executive officers and certain senior officers and anticipates that it will enter into similar agreements with any future directors and executive officers.  Generally, the indemnification agreements are designed to provide the maximum protection permitted under Delaware law with respect to indemnification of a director or executive officer.  The indemnification agreements provide that Veeco will indemnify such persons against certain liabilities that may arise by reason of their status or service as a director or executive officer of the Company and that the Company will advance expenses incurred as a result of proceedings against them as to which they may be indemnified.  Under the indemnification agreements, a director or executive officer will receive indemnification if he or she is found to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Veeco and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

COMPENSATION

Executive Officers

The executive officers of Veeco, their ages and positions as of March 8, 2016, are as follows:

Name	Age	Position
John R. Peeler	61	Chairman and Chief Executive Officer
Shubham Maheshwari	44	Executive Vice President and Chief Financial Officer
William J. Miller, Ph.D.	47	President
John P. Kiernan	53	Senior Vice President, Finance, Chief Accounting Officer, Corporate Controller and Treasurer

John R. Peeler has been Chief Executive Officer and a Director of Veeco since July 2007, and Chairman since May 2012.  Prior thereto, he was Executive Vice President of JDS Uniphase Corp. (“JDSU”) and President of the Communications Test & Measurement Group of JDSU, which he joined upon the closing of JDSU’s merger with Acterna in August 2005.  Before joining JDSU, Mr. Peeler served as President and Chief Executive Officer of Acterna.  Mr. Peeler joined a predecessor of Acterna in 1980 and served in a series of increasingly senior leadership roles including Vice President of Product Development, Executive Vice President and Chief Operating Officer, and President and CEO of TTC, the communications test equipment company.  Mr. Peeler also serves on the board of IPG Photonics Corporation.

Shubham (Sam) Maheshwari has been Executive Vice President and Chief Financial Officer of Veeco since May 2014.  From 2011 to 2014, Mr. Maheshwari served as Chief Financial Officer of OnCore Manufacturing LLC, a global manufacturer of electronic products in the medical, aerospace, defense and industrial markets.  From 2009 to 2011, he held various finance roles including Senior Vice President Finance, Treasury, Tax and Investor Relations at Spansion, Inc., a global leader in flash memory based embedded system solutions.  Mr. Maheshwari helped lead Spansion’s emergence from bankruptcy to become a successful public company.  From 1998 to 2009, he was with KLA-Tencor Corporation, a global semiconductor capital equipment manufacturing company, in various senior level corporate development and finance roles, including Vice President of Corporate Development and Corporate Controller.

William J. Miller, Ph.D. has been President since January 2016.  He was Executive Vice President, Process Equipment beginning in December 2011, and was Executive Vice President, Compound Semiconductor from July 2010 until December 2011.  Prior thereto, Dr. Miller was Senior Vice President and General Manager of Veeco’s MOCVD business beginning in January 2009.  From January 2006 to January 2009, Dr. Miller was Vice President, General Manager of Veeco’s Data Storage equipment business.  He held leadership positions of increasing responsibility in both the engineering and operations organizations since he joined Veeco in November 2002.  Prior to joining Veeco, Dr. Miller held a range of engineering and operations leadership positions at Advanced Energy Industries, Inc.

John P. Kiernan has been Senior Vice President, Finance, Chief Accounting Officer, Corporate Controller and Treasurer since December 2011.  From July 2005 to November 2011, he was Senior Vice President, Finance, Chief Accounting Officer and Corporate Controller.  Prior thereto, Mr. Kiernan was Vice President, Finance and Corporate Controller of Veeco from April 2001 to June 2005, Vice President and Corporate Controller from November 1998 to March 2001, and Corporate Controller from February 1995 to November 1998.  Prior to joining Veeco, Mr. Kiernan was an Audit Senior Manager at Ernst & Young LLP from October 1991 through January 1995 and held various audit staff positions with Ernst & Young LLP from June 1984 through September 1991.

Compensation Discussion and Analysis

Veeco provides high-tech capital equipment solutions used to manufacture a broad range of electronic devices that enable key global trends such as improving energy efficiency, enhancing mobility, and increasing connectivity. Veeco operates in highly specialized, cyclical businesses that are often characterized by periods of significant volatility and are difficult to predict.  Our products require significant R&D investment, sustained over a long period of time.  Our customers’ buying patterns are highly dependent on industry and technology trends and, in certain cases, government subsidies that can have a significant impact on our markets.  Our markets often reflect patterns of customer consolidation that has, at times, resulted in excess capacity.  In many of our markets, we compete with a small group of companies, many of whom are smaller than Veeco, each of whom face most of the same challenges and who, at times, have behaved in a way that has had a significant impact on our customers which has, in turn, significantly impacted our business.

Our executive compensation programs are designed to face these challenges, to balance the short- and long-term interests of both stockholders and executives and, at the same time, retain and continue to attract executives throughout inherent downturns, motivating them for our longer term success.  We must be able to align our costs with prevailing market conditions while not losing sight of the importance of continuing to attract, retain and motivate the key employees who are critical to our long term success.

Veeco’s compensation programs for the NEOs and the Company’s other executives are designed to aid in the attraction, retention and motivation of our leadership team. The Company seeks to foster a performance-oriented culture by linking a significant portion of each executive’s compensation to the achievement of performance targets important to the success of the Company and its stockholders.  This Compensation Discussion and Analysis describes Veeco’s current compensation programs and policies, which are subject to change.

2015 Business Highlights

•                  We grew revenues by 21% to $477 million, despite facing adverse business conditions in the second half of 2015 that impacted demand for our Metal Organic Chemical Vapor Deposition (“MOCVD”) products.

•                  We strengthened our leadership positions in MOCVD with the successful launch of the EPIKTM 700 GaN MOCVD system.

•                  We expanded our addressable markets by successfully integrating Veeco Precision Surface Processing (“Veeco PSP”) and exceeding our annual revenue growth objectives for Veeco PSP.

•                  We reduced our GAAP operating loss from $79 million in 2014 to $23 million in 2015.

•                  We increased our non-GAAP adjusted EBITDA by a factor of 15 to $42 million, demonstrating our ongoing focus on operational execution.

•                  We initiated a share repurchase program in October 2015 and deployed $9 million to repurchase approximately 469,000 shares of common stock in Q4 2015.

Executive Compensation Strategy and Objectives

The Company’s executive compensation strategy is designed to deliver competitive, performance-based total compensation that reflects our culture and the markets we serve. The primary objectives of Veeco’s executive compensation programs are to attract, retain and motivate executives who are critical to the Company’s long-term growth and success resulting in the creation of increased stockholder value without subjecting the Company or stockholders to unnecessary or unreasonable risks.  The Company has adopted the following guiding principles:

Performance-based:                                  Compensation levels should be determined based on Company financial performance and individual results compared to quantitative and qualitative performance priorities set at the beginning of the performance period.  Additionally, the ratio of performance-based compensation to fixed compensation should increase with the level of the executive, with the greatest amount of performance-based compensation at the CEO level.  Performance-based compensation should be subject to a complete risk of forfeiture.

Stockholder-aligned:                            A significant portion of potential compensation should be performance- and equity-based to more closely align the interests of executives with those of the stockholders.

Fair and Competitive:                       Compensation levels should be fair, internally and externally, and competitive with overall compensation levels at other companies in our industry, including larger companies with which we compete for talent. Our compensation programs should promote our ability to both attract and retain our employees, including our executives.

Our target pay mix places a significant emphasis on performance-based variable compensation (performance-based restricted stock unit awards and target bonus).  As illustrated below, 58% and 46% of our target CEO and other NEO compensation packages, respectively, are comprised of performance-based variable compensation.

Elements of 2015 Executive Compensation Program

Our compensation programs are comprised of four elements: base salary, cash bonus, equity-based compensation and benefits and perquisites.  Each of these elements is used to attract executives and reward them for performance results as described below:

Element	Description / Characteristics	Primary Objectives

Base Salary	• Annual fixed cash compensation	• Attract and retain highly qualified talent

Annual Cash Incentive	• Cash-based compensation • 100% Performance-based • Mix of annual financial and individual goals • Payable only after first accounting for the cost of the bonus	• Align executive’s compensation with annual goals important to the success of the Company • Promote a pay-for-performance culture

Long-Term Incentive

• Long-term (typically 3 — 4 years) stock-based compensation

• Majority of awards are performance-based restricted stock units (PRSU) with a target performance period of 3 years

• PRSU awards earned based on two financial metrics: EBITDA and revenue

• Balance of awards are time-based restricted stock

• Incentivize long-term performance

• Align the interests of executives with stockholders in the creation of long-term value

• Retain employees through the use of vesting schedules

• Foster a culture of stock ownership.

Benefits & Perquisites	• Senior Executive Change in Control Policy • Company-subsidized health and welfare benefits • 401(k) Savings Plan	• Promote productivity, remain competitive, and increase employee loyalty to the Company.

Additional information regarding each element of our compensation program is described below.

Executive Compensation Governance and Procedures

The Compensation Committee (hereinafter in this Compensation Discussion and Analysis section, the “Committee”) administers the Company’s compensation programs operating under a charter adopted by the Board.  This charter authorizes the Committee to interpret the Company’s compensation and equity plans and establish rules for their implementation and administration. The Committee consists of three independent directors who are appointed annually.  The Committee works closely with the CEO and the Senior Vice President, Human Resources and relies on information provided by independent compensation consultants.

When making compensation decisions, the Committee considers the compensation practices and the competitive market for executives at companies with which we compete for talent.  To this end, the Company utilizes a number of resources which, during 2015, included: meetings with Compensation Strategies, Inc., an independent compensation consultant; compensation surveys prepared by Radford; and executive compensation information compiled by Compensation Strategies, Inc. from the proxy statements of other companies, including a peer group.

Veeco’s peer group (the “Peer Group”) reflects the companies that closely resemble Veeco based on industry and competition for talent. This Peer Group is comprised of companies that are smaller than, similar to and larger than Veeco.  One company, GT Advanced Technologies Inc., was removed from the Peer Group due to its bankruptcy filing in October 2014.  Compensation Strategies uses statistical regression techniques to adjust market data to construct market pay levels that are reflective of Veeco’s size based on revenues.  For 2015, the Peer Group consisted of the following fourteen companies:

Advanced Energy Industries, Inc.	Kulicke and Soffa Industries, Inc.
Applied Materials Inc.	Lam Research Corporation
Axcelis Technologies Inc.	MKS Instruments, Inc.
Brooks Automation Inc.	Newport Corporation
Entegris, Inc.	Rudolph Technologies, Inc.
Intevac, Inc.	Teradyne, Inc.
KLA-Tencor Corporation	Ultratech Inc.

The Company considers the executive compensation practices of the companies in its Peer Group and the Radford survey (hereinafter collectively, the “market data”) as only one of several factors used in setting compensation.  The Company uses the market data only as a reference point in its determination of the types and amount of compensation based on its own evaluation.  For 2015, total compensation of Veeco’s NEOs and other executives is generally within the 50th to 75th percentile of the market, although individuals may be compensated above or below this level for various reasons, including, but not limited to, competitive factors, Veeco’s financial and operating performance and consideration of individual performance and experience.

In addition to reviewing the market data, the Committee meets with the Company’s CEO and Senior Vice President, Human Resources to consider recommendations with respect to compensation for the NEOs and other executives.  These recommendations include base salary levels, cash bonus targets and awards, equity compensation awards and perquisite programs.  The Committee considers these recommendations along with other factors in determining specific compensation levels for the NEOs.  The Committee discusses the elements of the CEO’s compensation with him, but makes the final decisions regarding his compensation without him present.

Decisions regarding the Company’s compensation program elements are made by the Committee in regularly scheduled and ad hoc meetings.  Issues of significant importance are frequently discussed over several meetings.  This practice provides the Committee with the opportunity to raise and address concerns before arriving at a decision.  Prior to each meeting, the Committee is provided with the written materials, information and analyses as may be required to assist the Committee in its decision-making process.  To the extent possible, meetings of the Committee are conducted in person.  When this is not possible, meetings are conducted telephonically.  The CEO and the Senior Vice President, Human Resources are regularly invited to attend Committee meetings but the Committee meets privately in executive sessions to consider certain matters including, but not limited to, the compensation of the CEO.

Elements of Our Executive Compensation Program

The Company evaluates each element of each executive’s compensation individually and in the aggregate against market data for the position, experience, individual performance and the ability to affect future Company performance.  The sections below describe the process for determining each of the four elements of the executive compensation program.

Base Salary

The Company pays base salaries to attract and retain executives.  Base salaries are determined in accordance with the responsibilities of each executive, market data for the position and the executive’s experience and individual performance.  The Company considers each of these factors but does not assign a specific value to any one factor.

Base salaries for executives are typically set during the first half of the year in conjunction with the Company’s annual performance management process.  In 2015, following a review of the market data and management’s recommendations, the Committee increased base salaries as illustrated below:

Name	April 2014	April 2015	Percent Increase
J. Peeler	$700,000	$700,000	No Change(1)
S. Maheshwari	$400,000	$420,000	5.0%
W. Miller	$415,000	$435,000	4.8%(2)
J. Kiernan	$293,790	$300,000	2.1%

(1)         Mr. Peeler’s base salary has not been increased since April 2011.

(2)         Dr. Miller’s base salary was further increased to $460,000 in January 2016 in conjunction with his promotion to President.

Cash Bonus Plan

The Company provides the opportunity for cash bonuses under its annual Bonus Plan to attract executives and reward them for performance consistent with the belief that a significant portion of the compensation of its executives should be performance-based.  As a result, individuals are compensated based on the achievement of specific financial and individual performance goals intended to correlate closely with stockholder value. The Company believes that the opportunity to earn cash bonuses motivates executives to meet Company performance objectives that, in turn, are linked to the creation of stockholder value.  The Company consistently utilizes profitability, as measured by EBITDA, as the primary element of its Bonus Plan. Secondary elements are determined each year based on a review of the Company’s business plan and critical objectives.  The cost of bonus awards is factored into financial performance results before bonus results are determined, ensuring that the cost of our bonus plan is included in our financial results.  To help achieve our goal of retaining key talent, executives must generally be employees at the time awards are paid to be eligible to receive a bonus for that period.

On February 5, 2015, the Committee approved the 2015 Bonus Plan (the “2015 Plan”) and the specific metrics thereof.  Under the 2015 Plan, 75% of the potential bonus is based on the financial performance of the Company (the “Financial Element”), as measured first by adjusted EBITDA and then by gross margin and bookings.  We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, adjusted to exclude share-based compensation expense, one-time charges relating to restructuring initiatives, non-cash asset impairments, certain other non-operating gains and losses, and acquisition-related items such as one-time transaction costs and the stepped-up cost of sales associated with the purchase accounting of acquired inventory. If adjusted EBITDA, after accounting for the cost of bonus payments, exceeds a predetermined threshold, targets are adjusted, ranging from 50% (for threshold performance) to 100% (for target performance) to 200% (for maximum or greater performance).  No awards for the Financial Element are earned if adjusted EBITDA is less than the threshold performance level.  If adjusted EBITDA is at or above threshold, the adjusted targets are compared to two equally-weighted secondary performance measures: (1) bookings and (2) gross margin.  Actual bonus awards for the Financial Element are based on these measures, each as compared to predetermined targets, calculated independently and added together.  Awards under the secondary performance measures will range from 50% of target to 100% (for target performance) to 150% (for maximum performance).  The following tables illustrate performance versus plan and the resulting bonus award and weight for each financial measure:

Primary Financial Measure: Adjusted EBITDA
Target	Plan Performance	Target Adjustment
$50.0M	83.3%	79.1%

	Secondary Financial Measures
	Weight	Target	Plan Performance	Award %
Bookings	50%	$511.5M	75%	50%
Gross Margin	50%	38.1%	97.9%	90.2%

The Primary and Secondary financial measures, taken together resulted in a 55.5% award for financial performance.

Under the 2015 Plan, 25% of the potential bonus is based on individual performance against pre-established performance goals (the “Individual Element”), provided EBITDA is at least 5% of revenue.  If the Company profitability goal is achieved, then the Individual Element of the bonus will be funded and actual awards for individual performance will be paid from a fixed pool and may range from zero to 150% of the target for individual performance.

Mr. Peeler’s individual performance goals were set by the Board at the beginning of the year and included: (1) maintaining product leadership in our core markets, (2) building a high-performance global services organization, (3) completing the effective integration of Veeco PSP, (4) reducing cost of goods sold and increasing gross margins, (5) improving customer satisfaction, (6) building and developing the organization, (7) improving communications with investors, (8) leading the Company during uncertain market conditions, and (9) managing for financial performance.   The Board discussed Mr. Peeler’s overall performance in executive session and awarded Mr. Peeler 120% (out of a maximum of 150%) of the value for the Individual Element of his bonus in recognition of his strong leadership during this challenging year.

Actual awards for the other NEO’s individual performance were based on results compared to goals set by Mr. Peeler at the beginning of the year in connection with the Company’s performance management process.  The individual performance goals for the other NEOs included functional objectives and individual objectives related to specific initiatives and organization development. The goals were not weighted and the award was considered on the totality of all of the individual performance results for each executive.  Individual performance results could range from zero to 150%.  After evaluation, Mr. Peeler made individual performance recommendations to the Committee, for each of the other NEOs, as set forth in the table below.

Total bonus awards under the 2015 Plan are capped at 200% of target bonus.

As a result of (i) financial performance for adjusted EBITDA, gross margin and bookings, and (ii) individual performance, Messrs. Peeler, Maheshwari and Kiernan and Dr. Miller earned 2015 Plan awards as follows:

2015 Bonus Awards
Name	Target Bonus	Financial (75% of Target)	Individual (25% of Target)	Total
J. Peeler	115% / $805,000	55.5% / $335,039	120.0% / $241,500	71.6% / $576,539
S. Maheshwari	80% / $336,000	55.5% / $139,835	125.0% / $105,000	72.9% / $244,835
W. Miller	80% / $348,000	55.5% / $144,829	120.0% / $104,400	71.6% / $249,229
J. Kiernan	50% / $150,000	55.5% / $62,426	110.0% / $41,250	69.1% / $103,676

On February 18, 2016, the Committee approved the 2016 Bonus Plan (the “2016 Plan”).  Under the 2016 Plan, 75% of the potential bonus will be based on the financial performance of the Company, as measured by adjusted EBITDA (as defined above).  If adjusted EBITDA, after accounting for the cost of bonus payments, exceeds a predetermined threshold, targets are adjusted, ranging from 25% (for threshold performance) to 100% (for target performance) to 200% (for maximum or greater performance).  No awards for financial performance will be earned if adjusted EBITDA results are less than the threshold performance level.  If adjusted EBITDA results are greater than the threshold performance level, the adjusted targets are compared to a measure of the ratio of bookings-to-billings as a secondary performance measure.  Actual bonus awards will be based on these measures, as compared to predetermined targets, calculated independently.  Awards under this secondary performance measure will range from 90% of target to 100% (for target performance) to 110% (for maximum or greater performance).

Under the 2016 Plan, 25% of the potential bonus will be based on individual performance, subject to first meeting a Company profitability goal.  If the Company profitability goal is achieved, then the individual performance element of the bonus will be funded and actual awards for individual performance will be paid from a fixed pool and may range from zero to 150% of the target for individual performance.

Total bonus awards will be capped at 200% of target bonus.

Target bonus awards under the 2016 Plan for each NEO are expressed as a percentage of base salary.  For 2016, the annual target bonus for Messrs. Peeler, Maheshwari and Kiernan is 115%, 80% and 50%, respectively.  For 2016, the annual target bonus for Dr. Miller was increased from 80% to 100% in connection with his promotion to President.

Equity-Based Compensation

The Company believes that a substantial portion of an executive’s compensation should be awarded in equity since equity-based compensation is directly linked to stockholder interests.  Equity awards vest over time and are subject to the recipient’s continued employment, therefore acting as a significant retention incentive. Lastly, equity awards help to create stock ownership among the Company’s executives.  The Committee believes that higher-level executives should receive a greater portion of their long term incentive in the form of performance-based restricted stock as an effective means of incentivizing key performance objectives.

The Company granted equity-based awards in 2015 such as restricted stock or restricted stock units (hereinafter collectively, “restricted stock”) and performance-based restricted stock units (“PRSUs”) to the NEOs and certain other key employees to create a clear and meaningful alignment between compensation and stockholder return.

In 2015, the Company did not grant stock options after considering the following:  (1) a trend among peer companies away from the use of stock options in favor of restricted stock, (2) acknowledgement that stock options are not considered performance-based compensation by shareholder advisors, (3) challenges in employee perception of the value of stock options.

The Company considered several factors in the design of the 2015 equity award process.  Long term incentive compensation guidelines, denominated as a dollar value and based on the market data (as discussed above), were developed for each of the NEOs and the other executives.  Performance-based restricted stock and restricted stock awards were valued at fair market value and not discounted to reflect the impact of vesting.

The actual value of stock awards granted to each individual was based on several factors including, but not limited to: (i) a fixed budget for awards, (ii) the Company’s guidelines (as described above), (iii) the individual’s level of responsibility, (iv) past performance and ability to affect future Company performance and (v) noteworthy achievements.  The CEO applied these factors to arrive at a recommendation for each of his direct reports.  This recommendation was then split into performance- and time-based restricted stock with a designated ratio of 51% and 49%, respectively, and presented for approval to the Committee.  The CEO discussed the rationale for his recommendations with the Committee.  The Committee then approved a schedule setting forth all awards to all employees, on an individual-by-individual basis.

The Committee determined Mr. Peeler’s 2015 equity award in conjunction with an analysis of his total compensation package, a review of market data and his performance during 2015 and a review of the stockholder advisor quantitative pay-for-performance methodology.  On June 12, 2015, the Committee approved an equity package award to Mr. Peeler valued at $1.7 million and agreed to grant equity valued at approximately $1.3 million on June 12, 2015, which was split into performance- and time-based restricted stock with a designated ratio of 63% and 37%, respectively; see discussion regarding Performance-based Restricted Stock Unit Awards below.  The Committee agreed to grant the balance of the award ($0.4 million) closer to the end of the fiscal year subject to a review of the Company’s performance.  Had this additional award been granted, the majority of Mr. Peeler’s 2015 long-term incentives would still have been performance-based.  In view of the Company’s performance, the Committee did not grant this additional award to Mr. Peeler.

Mr. Peeler’s performance-based restricted stock and time-based restricted stock awards carry the same terms as awards granted to the other NEOs, as described below.

The Committee reviewed a tally sheet setting forth the components of compensation for Mr. Peeler, including base salary, annual incentive bonus, prior stock option and restricted stock grants, potential stock option and restricted stock gains, and the dollar value to Mr. Peeler and cost to the Company of all perquisites and other personal benefits.  Based on its review, the Committee concluded that Mr. Peeler’s compensation, in the aggregate, is reasonable and appropriate in light of our desire to retain him, the stated objectives of the Company’s compensation programs and the Company’s financial and operating performance.

On June 12, 2015, the Committee granted equity awards to the NEOs as follows:

		Performance-based Restricted Stock		Time-based Restricted Stock
Name	Date of Grant	Amount	Fair Market Value Per Share	Amount	Fair Market Value Per Share
J. Peeler	06/12/2015	26,620	$31.34	15,640	$31.34
S. Maheshwari	06/12/2015	12,020	$31.34	11,550	$31.34
W. Miller	06/12/2015	12,850	$31.34	12,350	$31.34
J. Kiernan	06/12/2015	3,400	$31.34	3,270	$31.34

Performance-based Restricted Stock Unit Awards

A majority of the total long term incentive awards granted on June 12, 2015 (63% and 51% for the CEO and other NEOs, respectively), are subject to the achievement of designated performance criteria.  If the performance criteria are not met, the PRSU award will be forfeited.  One-half of the PRSUs may be earned based on the Company’s cumulative revenue (the “Revenue Units”) and one-half of the PRSUs may be earned based on the Company’s cumulative adjusted EBITDA (the “EBITDA Units”), each based on a target performance period of three years.

The Revenue Units and EBITDA Units will be earned if the Company meets cumulative revenue and EBITDA targets established at the beginning of the performance period (as set forth in the chart below).

Target Achieved	Percentage of Revenue Units Earned	Percentage of EBITDA Units Earned
On or before Q2 2017	150%	150%
During Q3 2017	138%	138%
During Q4 2017	125%	125%
During Q1 2018	113%	113%
During Q2 2018	100%	100%
During Q3 2018	88%	92%
During Q4 2018	75%	83%
During Q1 2019	63%	75%
During Q2 2019	50%	67%
During Q3 2019	38%	58%
During Q4 2019	25%	50%
After Q4 2019	0%	0%

The performance criteria will be measured on the date we file our quarterly report on Form 10-Q for the relevant performance period.  Awards are earned on the date on which it is determined that the applicable cumulative revenue target or the applicable cumulative EBITDA target has been achieved (each, a “Determination Date”).  Once earned, the number of eligible Units that will vest on the Determination Date will be determined by applying a four-year vesting schedule, consisting of annual 25% increments measured from the date of award with the remaining Units with respect to such target, if any, vesting in 25% increments on subsequent anniversaries of the date of award.

Time-based restricted stock awards granted on June 12, 2015 vest over a four year period with one third of the award vesting on each of the second, third and fourth anniversaries of the grant date.

Benefits and Perquisites

The Company provides the benefits and perquisites to its executive officers that it believes are required to remain competitive, with the goal of promoting enhanced employee productivity and loyalty to the Company.  The Committee periodically reviews the levels of benefits and perquisites provided to executive officers.  The NEOs participate in the Company’s 401(k) savings plan and other benefit plans on the same basis as other similarly-situated employees.  The Company provides a 401(k) savings plan under which it provides matching contributions of fifty cents for every dollar an eligible employee contributes, up to 6% of such employee’s eligible compensation, subject to applicable annual limits under the Internal Revenue Code.  The plan calls for vesting of Company contributions over the initial five years of a participant’s employment with the Company.  The Company also provides group term life insurance for its employees, including the NEOs.  The amounts of the Company’s 401(k) matching contributions and group term life insurance premiums for the NEOs are included under the caption “All Other Compensation” in the Summary Compensation Table below.  The Company also provides a car allowance for each of the NEOs.  Such amounts are also included under the caption “All Other Compensation” in the Summary Compensation Table.  The Company does not maintain other perquisite programs, such as post-retirement health and welfare benefits, defined or supplemental pension benefits.

In 2009, the Company adopted the Senior Executive Change in Control Policy.  This policy was designed to provide specified executives, including Dr. Miller and Messrs. Maheshwari and Kiernan, with severance benefits in the event that their employment is terminated under qualifying circumstances related to a change in control.  Mr. Peeler is not covered by the Senior Executive Change in Control Policy (see Potential Payments Upon Termination or Change in Control below for an explanation of benefits payable to Mr. Peeler in connection with his termination, including in connection with a change in control).  The Committee recognizes that, as is the case for most publicly held companies, the possibility of a change in control exists, and the Company wishes to ensure that the NEOs are not disincentivized from discharging their duties with respect to a proposed or actual transaction involving a change in control. Accordingly, through the adoption of the Senior Executive Change in Control Policy, the Company has provided additional inducement for such NEOs to remain in the employ of the Company in the event of a proposed change in control.

Say-on-Pay

Our Board, the Committee and our management value the opinions of our stockholders. We have determined that our stockholders should vote, and do in fact vote, on a say-on-pay proposal on executive officer compensation each year.  At the 2014 and 2015 annual meetings of stockholders, approximately 68% and 97%, respectively, of votes were cast in favor of our say-on-pay proposal.

Compensation Recoupment Policy

In January 2014, the Company adopted a Compensation Recoupment Policy (the “Clawback Policy”) for certain employees, including the NEOs. Under the Clawback Policy, in the event of a financial restatement due to fraud or intentional illegal conduct as determined by the independent members of the Board, a culpable executive officer may be required to reimburse the Company for performance-based cash compensation if the amount of such compensation would have been lower had it been calculated based on such restated financial statements.

Stock Ownership Guidelines

In January 2014, the Company established stock ownership guidelines for certain employees, including the NEOs, and members of the Board.  Under these guidelines, each covered individual has five years to reach the minimum levels of stock ownership identified by the Stock Ownership Guidelines.

•                  Each Director is required to hold Veeco stock with a value equal to at least three times the Director’s annual cash retainer (excluding retainers for committee or lead director service);

•                  Veeco’s CEO is required to hold Veeco stock with a value equal to at least four times his base salary;

•                  Veeco’s President is required to hold Veeco stock with a value equal to at least three times his base salary;

•                  Executive Vice Presidents are required to hold Veeco stock with a value equal to at least two times their base salaries; and

•                  Other covered executive officers are required to hold Veeco stock with a value equal to at least their base salaries.

Under the guidelines, covered employees are required to hold 50% of the net after tax shares realized upon vesting or exercise until the stock ownership guidelines are met.  Participants must maintain compliance once the guidelines have been met, except for the effect of a decrease in stock price in which case they will be required to retain at least 50% of shares acquired upon vesting or exercise until the stock ownership guidelines are again achieved.  At the end of 2015, all of the covered individuals were either in compliance with our Stock Ownership Guidelines or have a period of time remaining to meet the required ownership level.

Anti-Hedging/Anti-Pledging Policy

The Company has adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions. Consequently, no employee, executive officer or director may enter into a hedge or pledge of the Company’s common stock.

Financial and Tax Considerations

In designing our compensation programs, the Company takes into account the financial impact and tax effects that each element will or may have on the Company and the executives.  Section 162(m) of the Internal Revenue Code limits Veeco’s tax deduction to $1,000,000 per year for compensation paid to each of the NEOs, unless certain requirements are met.  The Committee’s present intention is to structure executive compensation so that it will be predominantly deductible, while maintaining flexibility to take actions which it deems to be in the best interest of Veeco and its stockholders, even if these actions may result in Veeco paying certain items of compensation that may not be fully deductible.

Conclusion

Attracting and retaining talented and motivated management and key employees is essential to creating long-term stockholder value.  Offering a competitive, performance-based compensation program with a substantial equity component helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of stockholders.  We believe that Veeco’s 2015 compensation program met these objectives and that the Company’s 2016 compensation program is appropriate in light of the challenges facing the Company and its employees.

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2015.  Based on the review and the discussions, the Committee recommended to the Board of Directors (and the Board approved), that the Compensation Discussion and Analysis be included in Veeco’s proxy statement for its 2016 Annual Meeting of Stockholders.

This report is submitted by the Committee.

Richard A. D’Amore

Gordon Hunter

Roger D. McDaniel (Chairman)

Summary Compensation Table

The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid for the fiscal year ended December 31, 2015 to (a) the principal executive officer of Veeco, (b) the principal financial officer of Veeco, and (c) each of the next most highly compensated executive officers (as defined in Rule 3b-7 under the Exchange Act) of Veeco serving at the end of the year, of which there were two as of December 31, 2015 (the “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
John R. Peeler Chairman and CEO	2015 2014 2013	700,000 700,000 700,000	— — —	1,324,428 808,256 1,273,951	— 299,499 746,885	576,539 814,722 —	79,263 76,211 139,697	2,680,230 2,698,688 2,860,533
Shubham Maheshwari EVP and CFO (6)	2015 2014 2013	414,615 252,308 —	— — —	738,684 899,640 —	— 629,100 —	244,835 214,283 —	191,256 88,581 —	1,589,390 2,083,912 —
William J. Miller, Ph.D., President	2015 2014 2013	429,616 415,001 415,001	— — —	789,768 382,892 1,063,403	— 41,970 198,080	249,229 338,111 —	16,890 16,733 16,410	1,485,503 1,294,707 1,692,895
John P. Kiernan, SVP, Finance, CAO, Corp. Controller and Treasurer	2015 2014 2013	298,328 291,860 286,624	— — 60,000	209,038 142,441 708,428	— 52,853 99,040	103,676 170,969 —	29,212 16,964 16,602	640,254 675,087 1,170,694

(1)         Reflects an award paid to Mr. Kiernan in 2013 in recognition of his assistance in connection with an accounting review which commenced in 2012 and was completed in the fourth quarter of 2013.  All other bonuses were performance-based bonuses pursuant to the Company’s Management Bonus Plan, which are reflected under the column labeled “Non-Equity Incentive Plan Compensation.”

(2)         Reflects awards of restricted stock.  In accordance with SEC rules, the amounts shown above reflect the grant date fair value of the stock awards.  The amounts shown relate to the following stock awards:

Restricted Stock Awards
Grant Date	Grant Date Fair Value	Name	Number of Shares(1)
12/13/2013*	$30.47	J. Peeler	41,810
		W. Miller	34,900
		J. Kiernan	23,250
06/02/2014*	$33.32	S. Maheshwari	27,000
06/12/2014**	$32.67	J. Peeler	24,740
		W. Miller	11,720
		J. Kiernan	4,360
06/12/2015***	$31.34	J. Peeler	42,260
06/12/2015		S. Maheshwari	23,570
06/12/2015		W. Miller	25,200
06/12/2015		J. Kiernan	6,670

(1) Includes both performance-based and time-based restricted stock awards, as described below.

* The December 2013 restricted stock awards to all NEOs, and the June 2014 restricted stock award to Mr. Maheshwari, are scheduled to vest one third per year on each of the second, third and fourth anniversaries of the grant date.

**Certain of the restricted stock awards granted on June 12, 2014 to Messrs. Peeler and Kiernan and to Dr. Miller are subject to the achievement of designated performance criteria.  Such performance based shares are in the following amounts:  for Mr. Peeler, 17,670 shares; for Mr. Kiernan, 3,120 shares; and for Dr. Miller, 8,370 shares.

***Certain of the restricted stock awards granted on June 12, 2015 to Messrs. Peeler, Maheshwari and Kiernan and to Dr. Miller are subject to the achievement of designated performance criteria.  Such performance based shares are in the following amounts:  for Mr. Peeler, 26,620 shares; for Mr. Maheshwari, 12,020 shares; for Mr. Kiernan, 3,400 shares; and for Dr. Miller, 12,850 shares.

(3)         In accordance with SEC rules, the amounts shown reflect the grant date fair value of the option awards.  Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2015, included in the 2015 Annual Report on Form 10-K (the “Consolidated Financial Statements”).  The amounts shown relate to the following option awards (no options were granted to the NEOs in 2015):

Stock Option Awards
Grant Date	Grant Date Fair Value	Name	Number of Shares
12/13/2013	$12.38	J. Peeler	60,330
		W. Miller	16,000
		J. Kiernan	8,000
06/02/2014	$11.65	S. Maheshwari	54,000
06/12/2014	$11.44	J. Peeler	26,180
		W. Miller	12,410
		J. Kiernan	4,620

(4)         Reflects profit-sharing and cash bonuses paid under the Company’s Management Bonus Plan and commissions. Profit sharing, bonuses and commissions listed for a particular year represent amounts earned with respect to such year even though all or part of such amount may have been paid during the following year.  These amounts are comprised of the following:

Name	Year	Profit Sharing Plan ($)	Bonus Plan ($)	Special Profit Sharing Plan ($)	Commissions ($)	Total Non- Equity Incentive Plan Compensation ($)
J. Peeler	2015 2014 2013	— — —	576,539 814,722 —	— — —	— — —	576,539 814,722 —
S. Maheshwari	2015 2014 2013	— — —	244,835 214,283 —	— — —	— — —	244,835 214,283 —
W. Miller	2015 2014 2013	— — —	249,229 338,111 —	— — —	— — —	249,229 338,111 —
J. Kiernan	2015 2014 2013	— — —	103,676 170,969 —	— — —	— — —	103,676 170,969 —

(5)         All Other Compensation for 2015 consists of car allowances, 401(k) matching contributions, premiums for group term life insurance, and relocation\housing allowances.

Name	Car Allowance \ Lease ($)	401(k) Matching Contribution ($)	Premium for Group Term Life Insurance ($)	Relocation \ Housing Allowance ($)	Other Payments ($)		Total Other Compensation ($)
J. Peeler	18,000	7,950	2,376	50,937			79,263
S. Maheshwari	8,400	7,950	360	117,851	103,713	*	191,256
W. Miller	8,400	7,950	540				16,890
J. Kiernan	8,400	7,950	686		12,176	**	29,212

*                 For Mr. Maheshwari, this consists of tax gross-up with respect to benefits received in connection with the completion of his relocation to Long Island, including tax gross-up in the amount of $23,632 for relocation expenses provided in 2014 (which totaled $50,107).

**          For Mr. Kiernan, this consists of a 20-year service award valued at $7,675, and the related tax gross up ($4,501).

(6)         Mr. Maheshwari joined Veeco and was named Executive Vice President and Chief Financial Officer effective May 6, 2014.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants to each NEO during 2015 of stock options, shares of restricted stock and restricted stock units made under the Company’s 2010 Stock Incentive Plan (as amended, the “2010 Plan”).  In 2015, no stock options were awarded to the NEOs.  The restricted stock awards made to the NEOs in 2015 are also included in the Stock Awards column of the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Market Price on Date of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#) (2)	Options (#)	Awards ($/Sh)	Grant ($/Sh)	Awards ($)
J. Peeler	6/12/2015 6/12/2015				42,260	—			1,324,428 —
S. Maheshwari	6/12/2015 6/12/2015				23,570	—			738,684 —
W. Miller	6/12/2015 6/12/2015				25,200	—			789,768 —
J. Kiernan	6/12/2015 6/12/2015				6,670	—			209,038 —

(1)         The Company made bonus awards under its 2010 Plan for performance in 2015.  These bonuses, which were earned during 2015 and paid in the first quarter of 2016, are reflected in the Summary Compensation Table under the column entitled Non-Equity Incentive Plan Compensation.  Aside from these awards, the Company did not grant long-term cash or other non-equity incentive plan awards in 2015.

(2)         Includes both performance-based and time-based restricted stock awards.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information as of December 31, 2015, concerning unexercised options and stock awards including those that had been granted but not yet vested as of such date for each of the NEOs.  The value of stock awards shown below is based upon the fair market value of the Company’s common stock on December 31, 2015, which was $20.56 per share.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
J. Peeler	150,000 84,400 31,700 80,000 40,220 8,726	20,110 17,454	12.36 34.13 51.70 33.00 30.47 32.67	06/28/2016 06/10/2020 06/08/2021 05/24/2022 12/12/2023 06/11/2021	27,874 24,740 42,260	573,089 508,654 868,866
S. Maheshwari	18,000	36,000	33.32	06/01/2024	27,000 23,570	555,120 484,599
W. Miller	41,000 12,900 35,000 10,666 4,136	5,334 8,274	34.13 51.70 33.00 30.47 32.67	06/10/2020 06/08/2021 05/24/2022 12/12/2023 06/11/2021	23,267 11,720 25,200	478,370 240,963 518,112
J. Kiernan	11,734 7,000 18,500 5,333 1,540	2,667 3,080	34.13 51.70 33.00 30.47 32.67	06/10/2020 06/08/2021 05/24/2022 12/12/2023 06/11/2021	15,501 4,360 6,670	318,701 89,642 137,135

(1)         The option awards which were not vested as of December 31, 2015 are scheduled to vest one third per year on each of the first, second and third anniversaries of the grant date.  The restricted stock awards which were not vested as of December 31, 2015 are scheduled to vest as follows:

(a)         The December 2013 restricted stock awards to all NEOs are scheduled to vest one third per year on each of the second, third and fourth anniversaries of the grant date.

(b)         The June 2014 restricted stock award to Mr. Maheshwari is scheduled to vest one third per year on each of the second, third and fourth anniversaries of the grant date.  Of the June 2014 restricted stock awards to Messrs. Peeler and Kiernan and Dr. Miller, certain of these shares are scheduled to vest one third per year on each of the second, third and fourth anniversaries of the grant date, specifically as follows:  for Mr. Peeler, 7,070 shares; for Mr. Kiernan, 1,240 shares; for Dr. Miller, 3,350 shares.  The remaining shares were granted in the form of performance restricted stock awards, and are subject to the achievement of designated performance criteria.

(c)          Of the June 2015 restricted stock awards to Messrs. Peeler, Maheshwari and Kiernan and Dr. Miller, certain of these shares are scheduled to vest one third per year on each of the second, third and fourth anniversaries of the grant date, specifically as follows:  for Mr. Peeler, 15,640 shares; for Mr. Maheshwari, 11,550 shares; for Mr. Kiernan, 3,270 shares; and for Dr. Miller, 12,350 shares.  The remaining shares were granted in the form of performance restricted stock awards, and are subject to the achievement of designated performance criteria.

The May 2012 restricted stock awards to all NEOs were granted in the form of performance restricted stock awards.  In November 2013 the designated performance criteria for these awards was determined to have not been met, causing the awards to be forfeited before they could vest.

In all cases, except as otherwise specified, vesting of stock options and restricted stock is subject to the recipient’s continued employment.  The grant dates for the awards shown above which were not vested as of December 31, 2015 are as follows:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Number of Shares That Have Not Vested (#) (1)	Restricted Stock Grant Date
J. Peeler	20,110 17,454	30.47 32.67	12/13/2013 06/12/2014	27,874 24,740 42,260	12/13/2013 06/12/2014 06/12/2015
S. Maheshwari	36,000	33.32	06/02/2014	27,000 23,570	06/02/2014 06/12/2015
W. Miller	5,334 8,274	30.47 32.67	12/13/2013 06/12/2014	23,267 11,720 25,200	12/13/2013 06/12/2014 06/12/2015
J. Kiernan	2,667 3,080	30.47 32.67	12/13/2013 06/12/2014	15,501 4,360 6,670	12/13/2013 06/12/2014 06/12/2015

(1) Includes both performance-based and time-based restricted stock awards.

Options Exercises and Stock Vested During 2015

The following table sets forth certain information concerning the exercise of stock options and the vesting of shares of restricted stock during the last fiscal year for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
J. Peeler	144,418	1,538,637	19,470	460,617
S. Maheshwari	—	—	—	—
W. Miller	—	—	16,401	362,881
J. Kiernan	—	—	8,916	197,042

(1)         Includes the following shares of stock surrendered to the Company and/or sold to satisfy tax withholding obligations due upon the vesting of restricted stock:

Name	Number of Shares Withheld and/or Sold for Tax Withholding (#)
J. Peeler	10,041
S. Maheshwari	—
W. Miller	8,460
J. Kiernan	3,298

Equity Compensation Plan Information

The following table sets forth information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants, and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,427,965	$32.69	1,331,832
Equity compensation plans not approved by security holders (2)	115,840	$37.70	—
Total	2,543,805		1,331,832

(1)         The calculation of the weighted average exercise price includes only stock options and does not include the outstanding restricted stock units which do not have an exercise price.

(2)         In connection with our acquisition of Synos Technology, Inc. on October 1, 2013, equity awards were granted to Synos’ employees, pursuant to our 2013 Inducement Stock Incentive Plan, in order to create a retention incentive for those employees. There are no awards available for future grant under the Inducement Plan.

The Company maintains the 2010 Plan to provide for equity awards to employees, directors and consultants.  In the past, the Company had maintained certain other stock option plans, including plans not approved by the Company’s security holders.  No awards are available for future grant under such plans, although past awards under these plans may still be outstanding.  A brief description of the plans follows.

Plans Approved by Security Holders

The 2010 Plan was approved by the Board of Directors and by the Company’s stockholders in May 2010.  The 2010 Plan provides for the issuance of up to 6,750,000 shares of common stock pursuant to stock options, restricted stock, restricted stock units, stock appreciation rights, and dividend equivalent rights (collectively, the “awards”).  The Company is currently seeking stockholder approval to increase the number of authorized shares under the 2010 Plan by an additional 3,800,000 shares (see Proposal 2 below).  As of December 31, 2015, 1,767,834 option shares, 918,646 restricted stock awards, 210,171 restricted stock units, and 241,840 performance share units were outstanding under the 2010 Plan.  The term of any award granted under the 2010 Plan shall be the term stated in the award agreement, provided, however, that the term of awards may not be longer than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award and any deferral program the administrator of the 2010 Plan may establish in its discretion.

The Veeco 2000 Stock Incentive Plan (as amended, the “2000 Plan”), provided for the grant of up to 8,530,000 share-equivalent awards (either shares of restricted stock, restricted stock units or options to purchase shares of Common Stock).  Stock options granted pursuant to the 2000 Plan expire after seven years and generally become exercisable over a three-year period following the grant date.  In addition, the 2000 Plan provided for automatic annual grants of shares of restricted stock to each non-employee Director of the Company having a fair market value in the amount determined by the Compensation Committee from time to time.  The 2000 Plan expired on April 3, 2010.  As a result, no further awards are available for grant under the 2000 Plan and this plan cannot be used for future awards.  As of December 31, 2015, 208,120 option shares were outstanding under the 2000 Plan.

Plans Not Approved by Security Holders

In connection with the Company’s acquisition of Synos Technology, Inc. on October 1, 2013, the Board of Directors granted equity awards to 52 former Synos employees. The equity awards were granted under the Company’s 2013 Inducement Stock Incentive Plan, which the Board of Directors adopted to facilitate the granting of equity awards as an inducement to these employees to commence employment with Veeco.  Awards granted to Synos employees as a part of this plan were comprised of (i) 124,500 stock options that will vest, subject to the recipients’ continued service, over a three year period with one-third of each award vesting on each of the first three anniversaries of the award (the stock option awards have a ten-year term); (ii) 62,500 restricted stock units that will vest, subject to the recipients’ continued service, over a four year period with one third of each award vesting on each anniversary of the award, beginning with the second anniversary; and (iii) 24,500 restricted stock units that will vest, subject to the recipients’ continued service, on the second anniversary of the award.  There are no awards available for future grant under the 2013 Inducement Stock Incentive Plan.

Potential Payments Upon Termination or Change in Control

The Company has entered into an employment or letter agreement with each of the NEOs.  These agreements provide for the payment of severance and certain other benefits to the executive in the event: (i) the executive’s employment is terminated by Veeco without “cause”; (ii) the executive resigns for “good reason”; or (iii) in the case of Mr. Peeler, in the event of death or disability.  “Cause” is defined in the employment and letter agreements as specified serious misconduct, and “good reason” is defined as (a) a salary reduction, other than pursuant to a management-wide salary reduction program, (b) in the case of Messrs. Peeler and Maheshwari, a significant reduction in total benefits available (other than a reduction affecting employees generally); and (c) in the case of Mr. Peeler, an involuntary relocation of his primary place of work by more than 50 miles from its then current location, an involuntary diminution in position, title, responsibilities, authority or reporting responsibilities, or involuntarily ceasing to be a member of the Board.  The nature and extent of the benefits payable vary from executive to executive.  The specific benefits payable to each individual under these agreements are described below.  Payment of these severance and other benefits is conditioned on the executive’s release of claims against the Company and on non-competition and non-solicitation provisions applicable during the period in which the executive is entitled to severance payments, as described below.  If the termination is for “cause” or by the executive without “good reason,” the severance obligations do not apply.  These agreements contain provisions intended to ensure that payments under the agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended.  Such provisions may have the effect of delaying or accelerating certain payments under the agreements.  The description of the employment agreements and letter agreements contained herein is a summary only.  Reference is made to the full text of these agreements which have been filed previously with the SEC.

Peeler Agreement.  The Company has entered into an employment agreement with Mr. Peeler dated July 1, 2007 and amendments thereto dated June 12, 2008, December 31, 2008, June 11, 2010, April 25, 2012, July 24, 2013 and June 12, 2014.  Under the agreement, in the event of a specified termination as described above, Mr. Peeler will be entitled to severance in an amount equal to 36 months of base salary and he will be entitled to a payment equal to his target bonus for the year of termination, pro-rated for the period of his service during such year.  In addition, upon any such termination: (i) Mr. Peeler will have 36 months (or until the end of the original term of the options, if earlier) to exercise options to purchase common stock of Veeco which are or become vested and are held by Mr. Peeler at the time of such termination; (ii) the vesting of any options held by Mr. Peeler at the time of such termination will be accelerated; and (iii) the vesting of any shares of restricted stock or restricted stock units held by Mr. Peeler at the time of such termination will be accelerated and restrictions with regard thereto shall lapse.  In addition, if Mr. Peeler elects to continue healthcare coverage under COBRA, his contributions will be at the same Company-subsidized rates which Mr. Peeler would have paid had his employment not been terminated.

Maheshwari Agreement.  The Company has entered into a letter agreement with Mr. Maheshwari dated April 8, 2014.  Under the agreement, in the event of a specified termination as described above, Mr. Maheshwari will be entitled to severance in an amount equal to 18 months of base salary in the event his employment is terminated prior to May 6, 2016, or 12 months of base salary in the event his employment is terminated after May 6, 2016.  In addition, upon any such termination, if Mr. Maheshwari elects to continue healthcare coverage under COBRA, his contributions during the period in which he is receiving severance under the agreement will be at the same Company-subsidized rates which Mr. Maheshwari would have paid had his employment not been terminated.

Miller Agreement.  The Company has entered into a letter agreement with Dr. Miller dated January 30, 2012, and an amendment thereto dated December 22, 2015.  Under the agreement, in the event of a specified termination as described above, Dr. Miller will be entitled to severance in an amount equal to 12 months of base salary.  In addition, upon any such termination: (i) Dr. Miller will have 12 months (or until the end of the original term of the options, if earlier) to exercise vested options to purchase common stock of Veeco which are held by Dr. Miller at the time of such termination; and (ii) if Dr. Miller elects to continue healthcare coverage under COBRA, his contributions during the period in which he is receiving severance under the agreement will be at the same Company-subsidized rates which Dr. Miller would have paid had his employment not been terminated.

Kiernan Agreement.  The Company has entered into a letter agreement with Mr. Kiernan dated January 21, 2004, and amendments thereto dated June 9, 2006, December 29, 2008 and June 19, 2009.  Under the agreement, in the event of a specified termination as described above, Mr. Kiernan will be entitled to severance in an amount equal to 18 months of base salary.  In addition, upon any such termination, Mr. Kiernan will have 12 months to exercise stock options held by him at such time (or until the end of the original term of the options, if earlier) and the vesting of any shares of restricted stock or restricted stock units held by Mr. Kiernan at such time will be accelerated and all restrictions with regard thereto shall lapse.  If such termination occurs within 12 months of a change of control, the vesting of any options which are held by Mr. Kiernan at the time of such termination will be accelerated.

Change in Control Policy.  Veeco adopted a Senior Executive Change in Control Policy (the “Policy”) in 2008, which was amended and restated as of January 1, 2014.  The Policy provides certain severance and other benefits to designated senior executives in the event of a change in control of Veeco.  The Policy was implemented to ensure that the executives to whom the Policy applies remain available to discharge their duties in respect of a proposed or actual transaction involving a change in control that, if consummated, might result in a loss of such executive’s position with the Company or the surviving entity.  The Policy was not adopted or amended with any particular change in control in mind.  The Policy applies to designated senior executives of Veeco (“Eligible Employees”), including Messrs. Maheshwari and Kiernan and Dr. Miller.  The Policy does not apply to Mr. Peeler.  Benefits under the Policy are intended to supplement, but not duplicate, benefits to which the covered executive may be entitled under the employment and letter agreements described above.  The description of the Policy herein is a summary only.  Reference is made to the full text of the Policy which has been filed previously with the SEC.  The principal terms of the Policy are:

(a)                           Upon the consummation of a Change in Control (as defined in the Policy), the vesting of all equity awards granted prior to January 1, 2014 and held by the Eligible Employee shall be accelerated and any outstanding stock options then held by the employee shall remain exercisable until the earlier of (x) 12 months following the date of termination of the employee’s employment and (y) the expiration of the original term of such options.

(b)                           If an Eligible Employee’s employment shall be terminated by the Company without Cause (as defined in the Policy), or by the Eligible Employee for Good Reason (as defined in the Policy), during the period commencing 3 months prior to, and ending 18 months following, a Change in Control:

(i)

The Company shall pay to the Eligible Employee in a lump sum an amount equal to the sum of (A) his or her then current annual base salary and (B) the target bonus payable to the Eligible Employee pursuant to the Company’s performance-based compensation bonus plan with respect to the fiscal year ending immediately prior to the date of termination, multiplied by 1.5;

(ii)

The vesting of equity awards granted after January 1, 2014 will be accelerated and any outstanding stock options then held by the employee shall remain exercisable until the earlier of (x) 12 months following the date of termination of the employee’s employment and (y) the expiration of the original term of such options;

(iii)

The Company shall continue to provide the Eligible Employee with all health and welfare benefits which he or she was participating in or receiving as of the date of termination until the 18-month anniversary of the date of termination; and

(iv)	The Company shall pay to the Eligible Employee a pro-rated amount of the Eligible Employee’s bonus for the fiscal year in which the date of termination occurs.

Payment of the benefits described above is conditioned on the executive’s release of claims against the Company and on non-competition and non-solicitation provisions applicable during the 18-month period following termination of executive’s employment.

Potential Payments Upon Termination or Change in Control.  The following table shows the estimated, incremental amounts that would have been payable to the NEOs upon the occurrence of the indicated event, had the applicable event occurred on December 31, 2015.  These amounts would be incremental to the compensation and benefit entitlements described above that are not contingent upon a termination or change in control.  The amounts attributable to the accelerated vesting of stock options, restricted shares and restricted stock units are based upon the fair market value of the Company’s common stock on December 31, 2015, which was $20.56 per share.  The actual compensation and benefits the executive would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of the Company’s common stock and any additional benefits the officer may have accrued as of that time under applicable benefit or compensation plans.

			Stock Options
Name	Event	Salary & Other Continuing Payments ($) (1)	Accelerated Vesting of Stock Options ($) (2)	Extension of Post- Termination Exercise Period ($) (3)	Accelerated Vesting of Stock Awards ($)	Total ($)
J. Peeler	Termination without Cause or resignation for Good Reason or upon Death or Disability (4)	2,561,297	0	77,100	1,950,609	4,589,006
S. Maheshwari	Termination without Cause or resignation for Good Reason or upon Death or Disability	658,416	0	0	0	658,416
	Termination without Cause or resignation for Good Reason following a Change of Control (5)	1,330,416	0	0	1,039,719	2,370,135
W. Miller	Termination without Cause or resignation for Good Reason	462,888	0	0	0	462,888
	Termination without Cause or resignation for Good Reason following a Change of Control (5)	1,376,388	0	0	1,237,445	2,613,833
J. Kiernan	Termination without Cause or resignation for Good Reason	477,888	0	0	545,477	1,023,365
	Termination without Cause or resignation for Good Reason following a Change of Control (5)	777,888	0	0	545,477	1,323,365

(1)                                 Reflects salary continuation benefits and, where provided under the applicable employment agreement or the Policy, pro-rated bonus and COBRA subsidy.  Pro-rated bonus amounts assume 6 months of bonus at 100% of target performance.

(2)                                 Reflects the spread, or in-the-money value, as of December 31, 2015, of options to purchase Veeco common stock which would vest upon the specified event where provided under the applicable employment agreement or the Policy.  Does not include the value of out-of-the-money options or options which vested prior to the specified event.  Please refer to the Outstanding Equity Awards At Fiscal Year End table above for a listing of unvested stock options held by the NEO as of December 31, 2015.

(3)                                 Reflects the increase in value of the spread, or in-the-money value, as of the end of the extended exercise period provided under the applicable agreement, as compared to the value of the spread at December 31, 2015, of options to purchase Veeco common stock which were vested as of, or which would vest upon the occurrence of, the specified event, where provided under the applicable employment agreement or the Policy, and assuming that the price of Veeco common stock appreciates at a rate of 5% per annum from the closing price on December 31, 2015, which was $20.56 per share.  Does not include the value of out-of-the-money options.  Please refer to the Outstanding Equity Awards At Fiscal Year End table above for a listing of vested and unvested stock options held by the NEO as of December 31, 2015.

(4)                                 The agreement for Mr. Peeler does not distinguish between Change of Control and non-Change of Control scenarios.

(5)                                 As used in the Policy, “Change in Control” is defined to mean the case where:

(i)	any person or group acquires more than 50% of the total fair market value or total voting power of the stock of the Company.

(ii)

any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(iii)

a majority of the members of Veeco’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of Veeco’s Board prior to the date of the appointment or election; or

(iv)

any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) substantially all of the assets of the Company immediately prior to such acquisition or acquisitions. However, no Change in Control shall be deemed to occur under this subsection (iv) as a result of a transfer to:

(A)	A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)	A person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For equity awards granted after January 1, 2014, assumes termination occurs during the period commencing three months prior to, and ending 18 months following, the Change in Control.

AUDIT MATTERS

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of the Company’s auditing, accounting, financial reporting process, its system of internal controls, and legal and ethical compliance on behalf of the Board of Directors.  The Audit Committee operates under a charter adopted by the Board, a copy of which is available on Veeco’s website (www.veeco.com).  Management has primary responsibility for the financial statements and the reporting process including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the quarterly financial statements for 2015 with management, including the specific disclosures in the section entitled “Management Discussion and Analysis of Financial Condition and Results of Operations.”  The review with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company’s accounting principles and any such other matters as are required to be discussed with the Audit Committee by SAS 61, as amended by SAS 90, Communication with Audit Committees and PCAOB Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements and related Independence Rule and Conforming Amendments.  In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the matters required to be discussed by SAS 90 and considered the compatibility of non-audit services with the auditors’ independence and satisfied itself as to the independence of the independent registered public accounting firm.

During 2015, management evaluated the Company’s system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process.  In connection with this oversight, the Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.  At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee also reviewed the report of management contained in the Company’s 2015 Annual Report on Form 10-K, as well as the Reports of Independent Registered Public Accounting Firm (included in the 2015 Annual Report on Form 10-K).  These reports relate to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal controls over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and managements’ preparations for the evaluations in 2016.

The Audit Committee discussed the overall scope and plans for their respective audits with the Company’s internal auditors and independent registered public accounting firm.  The Audit Committee meets with the internal auditors and independent registered public accounting firm with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.  The Audit Committee held ten meetings during 2015.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the 2015 Annual Report on Form 10-K for filing with the SEC.  The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Keith D. Jackson

Roger D. McDaniel

Peter J. Simone (Chairman)

Independent Auditor Fees and Other Matters

Based on the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to examine the financial statements of Veeco for the year ending December 31, 2016.

The table below sets forth the aggregate amount of fees billed for professional services rendered by KPMG to the Company and its subsidiaries for 2015.  Since KPMG was appointed in March 2015, there were no fees billed for professional services rendered by KPMG during 2014.

For the Year Ended December 31, 2015 (in thousands)
Audit Fees(1)	$1,344
Audit-related Fees	1
Tax Fees(2)	0
Total	$1,345

(1)         Reflects charges for the audits of annual financial statements and internal control over financial reporting, review of quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.  Audit fees for 2015 include certain estimated amounts not yet billed to the Company, and $59,000 for reimbursement of out-of-pocket expenses incurred by KPMG in performing the audit work.

(2)         Reflects the aggregate fees billed for professional services rendered for worldwide tax compliance, tax advice and tax planning.

The Audit Committee considered and determined that the provision of the services provided by KPMG as set forth herein did not compromise, and is compatible with maintaining, KPMG’s independence.

The Audit Committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms.  Factors considered by the Audit Committee in deciding whether to retain KPMG include:  (i) KPMG’s global capabilities to handle the breadth and complexity of the Company’s global operations; (ii) KPMG’s technical expertise and knowledge of the Company’s industry and global operations; (iii) the quality and candor of KPMG’s communications with the Audit Committee and management; (iv) KPMG’s independence; (v) the quality and efficiency of the services provided by KPMG, including input from management on KPMG’s performance and how effectively KPMG demonstrated its independent judgment, objectivity and professional skepticism; and (vi) the appropriateness of KPMG’s fees.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  The services include audit services, audit-related services, and tax services and may include, to a very limited extent, specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.  The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman will report any decisions to the Audit Committee at its next scheduled meeting.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. In addition, the Audit Committee may, as required, pre-approve particular services on a case-by-case basis.

All of the KPMG fees for 2015 shown above were pre-approved by the Audit Committee.

Certain Relationships and Related Transactions

The Company’s Audit Committee charter provides that the Audit Committee, or one or more of its members, has the authority and responsibility to review and, if appropriate, approve all proposed related party transactions.  For purposes of the Audit Committee’s review, a “related party transaction” is a transaction, arrangement or relationship between the Company and any Related Party (defined below) where the aggregate amount will or may be expected to exceed $120,000 and any Related Party had, has or will have a direct or indirect material interest (as such terms are used in Item 404 of Regulation S-K under the Exchange Act).  A “Related Party” is: (i) any director, nominee for director or executive officer (as such term is used in Section 16 of the Exchange Act) of the Company; (ii) any immediate family member of a director, nominee for director or executive officer of the Company; (iii) any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to the Company as a beneficial owner of more than five percent of the Company’s voting common stock (a “significant stockholder”); and (iv) any immediate family member of a significant stockholder.

When reviewing a related party transaction, the Audit Committee will take into consideration all of the relevant facts and circumstances available to it, including (if applicable), but not limited to:

•                  the material terms and conditions of the transaction or transactions;

•                  the Related Party’s relationship to the Company;

•                  the Related Party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction;

•                  the approximate dollar value of the transaction;

•                  the availability from other sources of comparable products or services; and

•                  an assessment of whether the transaction is on terms that are comparable to the terms available to the Company from an unrelated third party.

During 2015, the Company did not engage in any related party transactions.

VOTING PROPOSALS

PROPOSAL 1:  ELECTION OF DIRECTORS

Veeco’s Certificate of Incorporation provides for a Board of Directors elected by the stockholders which is divided into three classes of Directors serving staggered terms.  With the unexpected death of Susan Wang on March 8, 2016, the Board of Directors is currently comprised of seven members.  The Class I Directors are up for re-election in 2016, but Messrs. Braun and McDaniel will retire from the Veeco Board and will not stand for re-election in 2016.  Following a director search conducted under the direction of the Governance Committee, Veeco nominates Thomas St. Dennis for election as a Class I Director.  The Board has reduced the size of the Board to seven, and will further reduce the size to six, effective upon the retirement of Messrs. Braun and McDaniel and the election of Mr. St. Dennis at the Annual Meeting.  The Board is conducting a search to replace Ms. Wang.

Based on the recommendation of the Governance Committee, the Board of Directors has nominated the following Directors for election to the classes noted below:

Name	Nominated for Election to:	For a Term Expiring at the Annual Meeting of Stockholders in:
John R. Peeler	Class I	2019
Thomas St. Dennis	Class I	2019

The following Directors will continue in their current positions for the term specified:

Name	Continuing in:	Term Expires at the Annual Meeting of Stockholders in:
Gordon Hunter	Class II	2017
Peter J. Simone	Class II	2017
Richard A. D’Amore	Class III	2018
Keith D. Jackson	Class III	2018

The Company does not anticipate that the nominees for Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying proxy to vote for the election of such other person or persons to fill the vacancy created thereby as the remaining members of the Board of Directors may recommend.

The Board of Directors recommends a vote “FOR” approval of the Director nominees named above.

Members of the Board

The Directors of Veeco, including their ages, the year they joined the Board, and their committee memberships as of March 8, 2016, are as follows:

		Director		Committee Membership
Name	Age	since	Independent (1)	AC	CC	GC	SPC
Edward H. Braun	76	1990	No				C
Richard A. D’Amore	62	1990	Yes		M		M
Gordon Hunter	64	2010	Yes		C	M	M
Keith D. Jackson	60	2012	Yes	M/FE		C
Roger D. McDaniel	77	1998	Yes (Lead Independent Director)	M/FE	M
John R. Peeler	61	2007	No				M
Peter J. Simone	68	2004	Yes	C/FE		M	M
Thomas St. Dennis (2)	62	—	Yes

(1)         Independence determined based on NASDAQ rules.

(2)         Mr. St. Dennis has been nominated for election to the Board.

AC — Audit Committee CC — Compensation Committee GC — Governance Committee SPC — Strategic Planning Committee	C — Chairperson M — Member FE — Audit committee financial expert (as determined based on SEC rules)

Edward H. Braun was Chairman and Chief Executive Officer of Veeco from January 1990 through July 2007, and Chairman from July 2007 through May 2012.  Mr. Braun led a management buyout of a portion of Veeco’s predecessor in January 1990 to form the Company.  He joined the predecessor in 1966 and held numerous executive positions during his tenure there.  Mr. Braun is a Director Emeritus of Semiconductor Equipment and Materials International (SEMI), a trade association, of which he was Chairman of the Board in 1993.  In addition, within the past five years, Mr. Braun served as a director of Axcelis Technologies, Inc. and Cymer, Inc.

Mr. Braun has been associated with Veeco and Veeco’s predecessor for over 40 years and brings to the Board extensive knowledge about our business operations and our served markets.  Mr. Braun also brings to the Board significant executive leadership and operational experience.  Mr. Braun’s prior business experience and board service, along with his long tenure at Veeco, give him a broad and extensive understanding of our operations and the proper role and function of the Board.

Richard A. D’Amore has been a General Partner of North Bridge Venture Partners, a venture capital firm, since 1994.

Mr. D’Amore brings a strong business background to Veeco, having worked in the venture capital field for over 30 years.  Mr. D’Amore has experience as a certified public accountant and gained substantial experience in overseeing the management of diverse organizations, having served as a board member on other public company boards and numerous private company boards.  As a result of this service, Mr. D’Amore has a broad understanding of the operational, financial and strategic issues facing public companies.  He has served on our Board for over 25 years and through that service has developed extensive knowledge of our business.

Gordon Hunter is Chairman, President and Chief Executive Officer of Littelfuse, Inc., a global electronics company and provider of circuit protection products and solutions.  He also serves on the Council of Advisors of Shure Incorporated.  Mr. Hunter has been a director of Littelfuse since June 2002 and became Chairman, President and Chief Executive Officer of Littelfuse in

January 2005.  Prior to joining Littelfuse, Mr. Hunter was Vice President of Intel Communications Group and General Manager of Intel’s Optical Products Group.  At Intel, Mr. Hunter was responsible for Intel’s access and optical communications business segments within the Intel Communications Group.  Prior to joining Intel in February 2002, he served as President of Elo TouchSystems, a subsidiary of Raychem Corporation.  Mr. Hunter also served in a variety of positions during a 20 year career at Raychem Corporation, including Vice President of Commercial Electronics and a variety of sales, marketing, engineering and management positions.  In addition to Littelfuse, Mr. Hunter also serves on the board of CTS Corporation.

Mr. Hunter has substantial leadership and management experience, having served as the Chairman, President and Chief Executive Officer of Littelfuse and in various leadership roles at a number of other companies.  He has a strong background and valuable experience in the technology industry, gained from his tenure at Littelfuse, Intel and Raychem.  Mr. Hunter brings a broad understanding of the operational, financial and strategic issues facing public and private companies to the Board as a result of his service on other public and private boards.

Keith D. Jackson has been President, Chief Executive Officer and a director of ON Semiconductor Corporation since November 2002. Mr. Jackson has over 30 years of semiconductor industry experience. Before joining ON Semiconductor, he was with Fairchild Semiconductor Corporation, serving as Executive Vice President and General Manager, Analog, Mixed Signal, and Configurable Products Groups beginning in 1998, and, more recently, was head of its Integrated Circuits Group. From 1996 to 1998, he served as President and a member of the board of directors of Tritech Microelectronics in Singapore, a manufacturer of analog and mixed signal products. From 1986 to 1996, Mr. Jackson worked for National Semiconductor Corporation, most recently as Vice President and General Manager of the Analog and Mixed Signal division. He also held various positions at Texas Instruments Incorporated, including engineering and management positions, from 1973 to 1986. Mr. Jackson has served on the board of directors of the Semiconductor Industry Association since 2008.

Mr. Jackson has extensive international experience in product development, manufacturing, marketing and sales.  Mr. Jackson is uniquely qualified to bring strategic insight and industry knowledge to the Board, having served in numerous management positions in our industry.  In addition, Mr. Jackson brings to the Board his perspective as a director of other corporate boards.

Roger D. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., which manufactured chemical-mechanical planarization (“CMP”) equipment for the semiconductor industry, from 1997 to April 1999.  Through August 1996, Mr. McDaniel was Chief Executive Officer of MEMC Electronic Materials, Inc., a producer of silicon wafers.  Mr. McDaniel is a past Chairman of SEMI and, during the past five years, served as a director of Entegris, Inc.

Mr. McDaniel has significant experience in the process equipment and materials industry, having served as chief executive officer at several companies operating in this field.  Mr. McDaniel has also served on public and private boards, both domestic and international, which has resulted in a broad understanding of the operational, financial and strategic issues facing public and private companies.  Mr. McDaniel’s in-depth knowledge of our business and his extensive management experience are important aspects of his service on the Board.

John R. Peeler has been Chief Executive Officer and a Director of Veeco since July 2007, and Chairman since May 2012.  Prior thereto, he was Executive Vice President of JDSU and President of the Communications Test & Measurement Group of JDSU, which he joined upon the closing of JDSU’s merger with Acterna, Inc. in August 2005.  Before joining JDSU, Mr. Peeler served as President and Chief Executive Officer of Acterna.  Mr. Peeler joined a predecessor of Acterna in 1980 and served in a series of increasingly senior leadership roles including Vice President of Product Development, Executive Vice President and Chief Operating Officer, and President and CEO of TTC, the communications test equipment company.  Mr. Peeler also serves on the board of IPG Photonics Corporation.

Mr. Peeler has substantial industry and management experience, having served in senior management positions for the last 30 years culminating in his appointment as our Chief Executive Officer in 2007.  He has experience in managing diversified global companies and has a broad understanding of the challenges and opportunities facing public companies.

Peter J. Simone is a retired executive who currently serves as an independent consultant to several private companies and the investment community.  From June 2001 to December 2002, Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company which was acquired by Novellus Systems, Inc.  From August 2000 to February 2001, Mr. Simone was President and a director of, and from January 2000 to August 2000 was a consultant to, Active Control eXperts, Inc., a supplier of precision motion control and smart structures technology.  From April 1997 to January 2000, Mr. Simone served as President and Chief Executive Officer and a director of Xionics Document Technologies, Inc.  Prior thereto, Mr. Simone spent 17 years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, where he held various management positions, including President and director.  Mr. Simone is also a director of Monotype Imaging, Inc. and Newport Corporation.  Additionally, during the past five years, he served as a director of Cymer, Inc. and Inphi Corporation.

Mr. Simone has held numerous executive positions in the technology and semiconductor industries.  Mr. Simone has also worked in the consulting field, advising private companies and the investment community.  Mr. Simone has served on a number of public and private boards and his experiences have resulted in a broad understanding of the operational, financial and strategic issues facing public and private companies.  He brings significant financial and operational management, as well as financial reporting, experience to the Board.

Thomas St. Dennis has been nominated for appointment to the Board.  Mr. St. Dennis is the Chairman of FormFactor, Inc., a leading provider of semiconductor wafer test technologies and expertise.  Mr. St. Dennis served as FormFactor’s Chairman and Chief Executive Officer from September 2010 to December 2014, and as FormFactor’s Executive Chairman from January 2015 to February 2016.  Mr. St. Dennis held various positions at Applied Materials, Inc., a semiconductor equipment manufacturer, from 1992 to 1999 and again from 2005 to 2009. His most recent role at Applied Materials was Senior Vice President and General Manager of the Silicon Systems Group.  From 1999 to 2003, Mr. St. Dennis was President and CEO of Wind River Systems, Inc., a provider of embedded system software, and from 2003 to 2005, Mr. St. Dennis was Executive Vice President of Sales and Marketing at Novellus Systems, Inc., a supplier of deposition, thermal processing and surface preparation equipment.  In addition to serving on the Board of FormFactor, Mr. St. Dennis currently serves on the Boards of Axcelis Technologies, Inc., a provider of equipment and services to the semiconductor manufacturing industry, and Mattson Technology, Inc., a supplier of dry strip and rapid thermal processing equipment.

Mr. St. Dennis has extensive board experience and has held several executive positions in the technology and semiconductor industries.  Mr. St. Dennis is a proven technology executive with experience in systems, software and services, together with product development, manufacturing and international distribution.  His background and experiences will make Mr. St. Dennis an effective advisor and valued member of the Veeco Board.

PROPOSAL 2:  AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN

On May 14, 2010, the Company’s stockholders approved the 2010 Stock Incentive Plan (the “2010 Plan”), which provided for the issuance of up to 3,500,000 shares of common stock.  At the time of this initial authorization, the Company projected a need to return to our stockholders to approve additional shares in three years.  On December 10, 2013, the stockholders approved an amendment and restatement of the 2010 Plan, which provided an additional 3,250,000 shares of common stock for issuance under the 2010 Plan.  At that time, the Company again projected a need to return to our stockholders to approve additional shares in three years.  We are now asking our stockholders to increase the number of shares authorized for issuance under the 2010 Plan by 3,800,000 shares and to approve certain other changes specified below.

The purpose of the 2010 Plan is to retain key employees, consultants and directors of the Company having experience and ability, to attract new employees, consultants and directors whose services are considered valuable, to encourage a sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.  The Board believes that equity grants may become an increasingly important means to retain and compensate employees, consultants and directors.

Key Features of the Proposed 2010 Plan Amendments

The amendment and restatement of the 2010 Plan will only become effective if approved by the Company’s stockholders.  If so approved, the following changes will be made to the 2010 Plan, which are designed to ensure the continued viability of the 2010 Plan and which are aligned with the best interests of our stockholders:

•                  3,800,000 shares will be added to the 2010 Plan reserve.

•                  Minimum vesting will be introduced to the 2010 Plan.  Future time-based awards of restricted stock, restricted stock units and dividend equivalents will vest no earlier than one year following award.  Future performance-based awards of restricted stock, restricted stock units and dividend equivalents will not be earned over a performance period shorter than one year.  Such awards will not vest on an accelerated basis earlier than the one year minimum except in connection with death, disability or a Corporate Transaction.  Going forward, up to five percent (5%) of the shares reserved for issuance under the 2010 Plan may be granted without regard to these limitations.

•                  Buyouts of underwater options and stock appreciation rights for cash without stockholder approval will be prohibited.

•                  “Bookings or orders” will be added to the list of performance criteria in the 2010 Plan that may be used for determining “performance-based” compensation for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”).

If approved by the stockholders, the share reserve under the 2010 Plan will total 10,550,000 shares (the reserve following the 2013 amendment of 6,750,000 shares plus the currently proposed 3,800,000 additional shares).  The number of shares of common stock available under the 2010 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.

As of March 8, 2016, 5,446,847 net share equivalents had been issued under the 2010 Plan, 3,307,322 shares were subject to awards under the 2010 Plan, and 1,303,154 shares remained available for grant.(1)  The amendment and restatement of the 2010 Plan will allow us to continue to provide equity incentives that we believe are critical to attracting and retaining the most talented employees in our industry.

A summary of the existing key features, background and a general description of the amended and restated 2010 Plan as proposed is set forth below.  This summary is qualified in its entirety by the terms of the amended and restated 2010 Plan, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference.  Capitalized terms used but not defined in this Proposal 2 shall have the same meaning as in the 2010 Plan unless otherwise indicated.

Key Features of the Current 2010 Plan:

•                  Awards are merit-based as part of our overall compensation program.

•                  An independent committee of the Board of Directors administers the 2010 Plan.

•                  Awards other than stock options and stock appreciation rights are charged against the 2010 Plan share reserve at the rate of 1.5 shares for each share actually granted.

•                  Awards may not be granted later than 10 years from the effective date of the 2010 Plan.

•                  Awards may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents.

•                  Stock options and stock appreciation rights may not be re-priced without prior approval of our stockholders.

•                  Stock options and stock appreciation rights may not be granted below fair market value.

•                  Shares tendered in payment of a stock option, shares withheld for taxes and shares repurchased by the Company generally are not available again for grant under the 2010 Plan.

•                  The 2010 Plan reserve is reduced by the full amount of shares granted as stock appreciation rights, regardless of the number of shares upon which payment is made.

Material Terms Related to “Performance-Based” Compensation

As discussed more fully below, we are also seeking re-approval of the material terms and the performance criteria (together with the addition of a new performance criterion related to “bookings or orders”) that may be considered when granting certain awards under the 2010 Plan intended to constitute “performance-based” compensation for purposes of Code Section 162(m).  For awards of restricted stock and restricted stock units that are intended to be

(1)  As of March 8, 2016, there were:  (i) 39,824,235 common shares outstanding; (ii) 2,196,416 options outstanding (under all of the Company’s equity plans) with a weighted average exercise price of $31.86 and a weighted average remaining term of 5.2 years; and (iii) 1,439,301 unvested full value awards outstanding (under all of the Company’s equity plans).

performance-based compensation under Code Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is two hundred thousand (200,000) shares. The performance criteria that may be considered in granting awards intended to be “performance based” compensation under Code Section 162(m) are:  (1) share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added, (17) market share, (18) net income, (19) personal goals, (20) sales, (21) improvements in capital structure, (22) earnings before interest, taxes and amortization, (23) budget comparisons, (24) controllable profits, (25) expense management, (26) improvements in capital structure, (27) profit margins, (28) operating or gross margin, (29) profitability of an identifiable business unit or product, (30) cash flow, operating cash flow, or cash flow or operating cash flow per share, (31) reduction in costs, (32) return on capital, (33) improvement in or attainment of expense levels or working capital level, (34) earnings before interest, taxes, depreciation and amortization, and (35) bookings or orders.

Background Regarding Equity Grants and Expected Grant Practices

•                  As of December 31, 2015, 1,331,832 shares remained available for the grant of future awards under the 2010 Plan.

•                  We have managed and expect to continue to manage “overhang” prudently.  Overhang is the sum of total awards outstanding and shares available for grant as a percentage of the sum of common shares outstanding, awards outstanding and shares available for grant.  If the amendment to the 2010 Plan is approved by stockholders, the maximum overhang would be twenty percent (20%).

•                  We have managed and expect to continue to manage “burn rate” (the number of shares granted as a percentage of the shares outstanding) prudently. Institutional Shareholder Services specifies a burn rate limit equal to the industry mean plus one standard deviation. At the time of the equity proposal the limit was 7.01% per year.  Over the past three years, we have granted equity awards at an average annual burn rate of 4.08%. Going forward over the next three fiscal years, we intend to limit the burn rate under the 2010 Plan to no more than the Institutional Shareholder Services limit, subject to business conditions.

•                  Awards other than stock options and stock appreciation rights are charged against the 2010 Plan share reserve at the rate of 1.5 shares for each share actually granted.

•                  The proposed share reserve is expected to last three (3) years, at which point we envision returning to stockholders for further approval of an appropriate share reserve for equity incentives.  The prior share reserves were expected to, and did, last for approximately three (3) years.

General Description of 2010 Plan

Purpose.  The purpose of the amended and restated 2010 Plan is to provide the Company’s employees, consultants and directors, whose present and potential contributions are important to the success of the Company and its affiliates, an incentive, through ownership of the Company’s common stock, to continue in service to the Company or an affiliate, and to help the Company and its affiliates compete effectively with other enterprises for the services of qualified individuals.  As of March 8, 2016, approximately 304 employees, 6 directors and no consultants would be eligible to participate in the 2010 Plan.

Shares Reserved for Issuance under the 2010 Plan.  If the amendment and restatement is approved by the stockholders, a total of 10,550,000 shares of common stock would be reserved for issuance under the 2010 Plan; provided, however, that the total number of shares of common stock that may be granted pursuant to incentive stock options under the 2010 Plan is 3,000,000 shares.  Notwithstanding the foregoing, any shares issued in connection with awards other than options and stock appreciation rights shall be counted against the limit set forth herein as one-and-a-half (1.5) shares for every one (1) share issued in connection with such award (and shall be counted as one-and-a-half (1.5) shares for every one (1) share returned or deemed not have been issued from the 2010 Plan).  The number of shares of common stock available under the 2010 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.  The shares to be issued pursuant to awards under the 2010 Plan may be authorized, but unissued, or reacquired common stock.  As of March 8, 2016, the closing price of common stock on The NASDAQ Global Select Market was $18.75 per share.

Any shares subject to an award or portion of an award (including an award originally granted under the Veeco 2013 Inducement Stock Incentive Plan) which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2010 Plan.  Shares that have been issued under the 2010 Plan pursuant to an award shall not be returned to the 2010 Plan and shall not become available for future issuance under the 2010 Plan, except that if unvested shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the 2010 Plan.  Shares tendered or withheld in payment of an option exercise price or withheld by the Company to satisfy any tax withholding obligation shall not be returned to or become available for future issuance under the 2010 Plan.  All shares covered by the portion of a stock appreciation right that is exercised (whether or not shares are actually issued upon exercise of the stock appreciation right) shall be considered issued pursuant to the 2010 Plan.

The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is three hundred thousand (300,000) shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Code Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is two hundred thousand (200,000) shares.  The foregoing limitations shall be adjusted proportionately by the Administrator (defined below) in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive.

Administration.  The 2010 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board.  With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Code Section 162(m). The 2010 Plan is administered by the Compensation Committee.

Terms and Conditions of Awards.  The 2010 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, and dividend equivalent rights (collectively referred to as “awards”).  Stock options granted under the 2010 Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options.  Incentive stock options may be granted only to employees.  Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its related entities.  To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as non-qualified stock options.  Under the 2010 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.  Each award granted under the 2010 Plan shall be designated in an award agreement.

The Administrator may issue awards under the 2010 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction.  Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth above under “—Shares Reserved for Issuance under the 2010 Plan”), to approve award agreements for use under the 2010 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2010 Plan, to construe and interpret the terms of the 2010 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2010 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2010 Plan shall be the term stated in the award agreement, provided, however, that the term of awards may not be longer than ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2010 Plan authorizes the Administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company).  In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant.  In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant.  In the case of all other awards granted under the 2010 Plan, the exercise or purchase price shall be determined by the Administrator.  The exercise or purchase price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

The 2010 Plan provides that any amendment that would adversely affect the grantee’s rights under outstanding awards shall not be made without the grantee’s written consent; provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the grantee.  The 2010 Plan also provides that stockholder approval is required in order to (i)

reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2010 Plan or (ii) cancel any option or stock appreciation right awarded under the 2010 Plan in exchange for another award or for cash at a time when exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction.  However, canceling an option or stock appreciation right in exchange for another option, stock appreciation right, restricted stock or other award, with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original option or stock appreciation right will not require stockholder approval.

Under the 2010 Plan, the Administrator may establish one or more programs under the 2010 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award.  The Administrator also may establish under the 2010 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

Termination of Service.  An award may not be exercised after the termination date of such award as set forth in the award agreement.  In the event a participant in the 2010 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement.  Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first.  Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a non-qualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards.  Under the 2010 Plan, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant.  The 2010 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Code Section 162(m).  The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 300,000 shares.  The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive.  Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1,000,000 paid to the Company’s “covered employees.”  An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period.  Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates.  To the extent required by Code Section 162(m) or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Code Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is two hundred thousand (200,000) shares.  The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive.  In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain.  In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m) as currently implemented by the Internal Revenue Service, a “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company (other than the CFO).

The 2010 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (1) share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added, (17) market share, (18) net income, (19) personal goals, (20) sales, (21) improvements in capital structure, (22) earnings before interest, taxes and amortization, (23) budget comparisons, (24) controllable profits, (25) expense management, (26) improvements in capital structure, (27) profit margins, (28) operating or gross margin, (29) profitability of an identifiable business unit or product, (30) cash flow, operating cash flow, or cash flow or operating cash flow per share, (31) reduction in costs, (32) return on capital, (33) improvement in or attainment of expense levels or working capital level, (34) earnings before interest, taxes, depreciation and amortization, and (35) bookings or orders.

Change in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, and the number of shares of common stock which have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted or which have been returned to the 2010 Plan, the exercise or purchase price of each such outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, or similar transaction affecting the common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Corporate Transactions.  Effective upon the consummation of a Corporate Transaction, the Administrator may provide for the termination of outstanding awards under the 2010 Plan.  However, such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity.  Except as provided in an individual award agreement, for the portion of each award that is not assumed or replaced by the successor corporation, such portion of the award will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately prior to the effective date of the Corporate Transaction, provided that the participant’s continuous service has not terminated prior to such date.

Under the 2010 Plan, a Corporate Transaction is generally defined as:

•                  acquisition of 30% or more of the Company’s stock by any individual or entity including by tender offer or a reverse merger;

•                  a sale, transfer or other disposition of all or substantially all of the assets of the Company;

•                  a merger or consolidation in which the Company is not the surviving entity;

•                  a complete liquidation or dissolution; or

•                  a change in the composition of the Board such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are either current Board members or Board members who were elected or nominated for election by at least two-thirds of the current members of the Board.

Amendment, Suspension or Termination of the 2010 Plan.  The Board may at any time amend, suspend or terminate the 2010 Plan.  The 2010 Plan will be for a term of ten (10) years unless sooner terminated by the Board.  To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 2010 Plan in such a manner and to such a degree as is required.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2010 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”).

Non-Qualified Stock Options.  The grant of a non-qualified stock option under the 2010 Plan will not result in any federal income tax consequences to the option holder or to the Company.  Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise.  This income is subject to withholding for federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Code Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount.  Any gain or loss on the option holder’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise.  The Company does not receive a tax deduction for any such gain.

In the event a non-qualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Code Section 409A, which provides rules regarding the timing of payment of deferred compensation.  An option subject to Code Section 409A, which fails to comply with the rules of Code Section 409A, can result in an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options.  The grant of an incentive stock option under the 2010 Plan will not result in any federal income tax consequences to the option holder or to the Company.  An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise.  In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock.  If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price.  The Company is not entitled to any deduction under these circumstances.

If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.  Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year.  The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Code Section 162(m) and so long as the option holder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.  If an option holder’s alternative minimum tax liability exceeds such option holder’s regular income tax liability, the option holder will owe the larger amount of taxes.  In order to avoid the application of alternative minimum tax with respect to incentive stock options, the option holder must sell the shares within the same calendar year in which the incentive stock options are exercised.  However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Code Section 409A.  An option subject to Code Section 409A, which fails to comply with the rules of Code Section 409A, can result in an additional 20% tax obligation, plus penalties and interest.  In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a non-qualified stock option.

Restricted Stock.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Code Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.  Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed.  The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock.  If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient.  The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.  Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right).  Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise.  Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR.  Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Code Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to Code Section 409A.  A SAR that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Restricted Stock Units.  Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock.  Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion.  Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units.  Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Code Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units can be considered non-qualified deferred compensation and subject to Code Section 409A.  A grant of restricted stock units that does not meet the requirements of

Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividend Equivalent Rights.  The grant of a dividend equivalent right under the 2010 Plan will not result in any federal income tax consequences to the recipient or to the Company.  Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise.  Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a dividend equivalent right.  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Code Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Dividend equivalent rights also can be considered non-qualified deferred compensation and subject to Code Section 409A.  A grant of dividend equivalent rights that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Plan Benefits

We have not granted awards subject to stockholder approval of the 2010 Plan.  Therefore, it is not presently possible to determine the benefits or amounts that may be received by individuals or groups pursuant to the 2010 Plan in the future.  The grant of awards under the 2010 Plan, including grants to the executive officers named in the Summary Compensation Table above, is subject to the discretion of the Administrator.

The following table sets forth information with respect to the historical grant of restricted stock units and options under the 2010 Plan to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-employee directors as a group, and to all other employees as a group.  The level of past grants is not necessarily indicative of the level of future grants.

Name and Title of Individual, or Group	Number of Performance Share Awards and PRSUs granted (A)	Number of Restricted Stock Awards granted	Number of RSUs granted	Number of shares underlying Options granted
John R. Peeler	101,390	64,520	0	282,610
Shubham Maheshwari	12,020	38,550	0	54,000
William J. Miller, Ph.D.	38,220	77,259	0	132,310
John P. Kiernan	15,770	30,060	0	55,720
All current executive officers, as a group	167,400	210,389	0	524,640
All non-executive directors, as a group	0	109,965	0	0
All employees, other than executive officers, as a group	198,140	1,375,191	604,209	2,299,157

(A)             While attainment percentages vary depending on achievement of results relative to targets, each performance share is included in the table above as a single share.

The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the 2010 Plan.

PROPOSAL 3:  RE-APPROVAL OF THE MANAGEMENT BONUS PLAN

The Company adopted the Veeco Management Bonus Plan (the “Bonus Plan”) effective as of January 26, 2011, and the stockholders approved the Bonus Plan at the annual meeting of stockholders in 2011. Stockholder re-approval of the Bonus Plan is sought to permit the Company to continue to use the Bonus Plan to achieve our goal of increasing stockholder value and to qualify the Bonus Plan under section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), thereby allowing the Company to make awards that are intended to qualify under Code Section 162(m). If stockholders do not reapprove the Bonus Plan, we will not be able to make future awards under the Bonus Plan to individuals subject to Code Section 162(m).  In that event, we will reserve the right to pay compensation under other arrangements, which may not be eligible for deductibility under Code Section 162(m).

Summary of the Bonus Plan

The following is a summary of the principal features of the Bonus Plan and its operation. The summary is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached hereto as Appendix B. In addition, a copy of the Bonus Plan may be obtained upon written request to the Company.

General.  The purpose of the Bonus Plan is to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and to achieve the Company’s objectives. The Bonus Plan’s goals are to be achieved by providing such employees with incentive awards only after the achievement of specified goals relating to the performance of the Company.

Administration.  The Bonus Plan will be administered by the Compensation Committee (for purposes of this Proposal 3, the “Committee”). The Committee may delegate specific administrative tasks to Company employees or others to assist with day-to-day administration of the Bonus Plan. To the extent such a delegation of authority has been made, the term “Committee” in this proposal should be read as “Committee or its delegate.” The Committee shall consist of two or more members of the Board who are not employees of the Company and who otherwise qualify as outside directors under Code Section 162(m). Subject to the terms of the Bonus Plan, the Committee has sole discretion to:

•                  select the employees who will be eligible to receive awards;

•                  determine the target award for each participant;

•                  establish a period of time or “performance period” during which performance will be measured;

•                  set the performance goals that must be achieved during the performance period before any actual awards are paid;

•                  establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•                  interpret the provisions of the Bonus Plan.

Participation and Eligibility.  The Committee selects the employees who will be eligible to receive awards under the Bonus Plan for each performance period.  The actual number of employees who will be eligible to receive an award during any particular performance period cannot be determined in advance because the Committee has discretion to select the participants.  As of March 8, 2016, approximately 157 employees were eligible for selection as Bonus Plan participants.

As of February 5, 2016, the Committee has established (subject to stockholder approval of the Plan) one performance period under the Bonus Plan, which runs from January 1, 2016 through December 31, 2016 (the “2016 Fiscal Year Performance Period”).  Approximately 157 employees have been designated for participation in the Fiscal Year 2016 Performance Period.  We currently expect that a similar number of employees will participate in future years and performance periods, but the actual number of employees participating may be higher or lower as determined by the Committee.

Plan Operation.  The duration of each performance period will be determined by the Committee in its discretion.  The Committee currently expects that most performance periods under the Bonus Plan will last for one fiscal year but the Committee may establish shorter or longer performance periods in the future.  However, no performance period may last longer than three fiscal years.  Also, no participant may participate in more than three performance periods at any one time.

For each performance period, the Committee will designate the employees eligible to participate in that performance period and for each participant also will establish:

•                  a target award, expressed as a percentage of the participant’s base salary or a specific dollar amount; and

•                  the performance goal or goals that must be achieved before an award will be paid to the participant.

The performance goals will require the achievement of objectives for one or more of the following measures: (1) share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added, (17) market share, (18) net income, (19) personal goals, (20) sales, (21) improvements in capital structure, (22) earnings before interest, taxes and amortization, (23) budget comparisons, (24) controllable profits, (25) expense management, (26) improvements in capital structure, (27) profit margins, (28) operating or gross margin, (29) profitability of an identifiable business unit or product, (30) cash flow, operating cash flow, or cash flow or operating cash flow per share, (31) reduction in costs, (32) return on capital, (33) improvement in or attainment of expense levels or working capital level, (34) earnings before interest, taxes, depreciation and amortization, (35) bookings or orders, and (36) Individual Objectives (as such term is defined in the Bonus Plan). Performance goals may differ from participant to participant, performance period to performance period and from award to award.

The performance criteria may be applicable to the Company or an affiliate as a whole or a segment of the Company or an affiliate.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any significant, unusual or infrequently occurring item, as determined by the Committee, occurring after the establishment of the performance goals for the performance period.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of the performance goals in order to prevent the dilution or enlargement of a participant’s rights with respect to an award.

After the performance period ends, the Committee will certify the extent to which the pre-established performance goals actually were achieved. The actual award that is payable to a participant will be determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $10,000,000 per person for any 12-month period within or constituting a performance period (even if the pre-established formula otherwise indicates a larger award), pro-rated for any performance period consisting of fewer than twelve months. Also, as indicated above, no participant may participate in more than three performance periods at any one time.

The Committee has discretion to reduce or eliminate the actual award to any participant. Also, unless determined otherwise by the Committee, a participant will forfeit the bonus if a participant terminates employment before the end of the performance period. However, the Committee has discretion to pay out part, or all, of the award.

Actual awards shall generally be paid in cash no later than two and one-half months after the performance period ends. However, the Committee has discretion to pay any such award in the form of restricted stock, restricted stock units, options and/or other stock awards under any of the Company’s stock plans. Any such equity awards may be subject to additional vesting conditions, including additional performance goals, as determined by the Committee.  The number of shares of restricted stock or restricted stock units granted may be increased or decreased if such new award is granted by the Committee subject to performance goals and otherwise meets the performance-based compensation requirements of Code Section 162(m).

Federal Income Tax Considerations

An actual award under the Bonus Plan generally will be compensation taxable as ordinary income (and subject to income tax withholding) when paid to the participant. The Company generally will be entitled to a corresponding deduction for federal income tax purposes, except as follows. Code Section 162(m) generally limits to $1,000,000 the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s Chief Executive Officer and our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer. However, if the Company pays compensation that is “performance based” under Code Section 162(m), the Company still may receive a federal income tax deduction for the compensation even if it is more than $1,000,000 during a single year. The Bonus Plan is designed, and is intended to be administered, to allow the Company to pay incentive compensation that is performance based and therefore fully tax deductible on the Company’s federal income tax return.

Amendment and Termination of the Plan

The Board or the Committee may amend or terminate the Bonus Plan at any time and for any reason. However, no amendment or termination may impair the rights of a participant under a target award previously granted to such participant.

Estimated Bonuses to be Paid to Certain Individuals and Groups

The following table sets forth the target awards for the Fiscal Year 2016 Performance Period for the persons and groups shown below.  For the Fiscal Year 2016 Performance Period, the Committee selected performance goals that relate to the achievement of targets for fiscal 2016 for adjusted EBITA and individual performance goals.  These potential bonus amounts (if any) for the Fiscal Year 2016 Performance Period are included in the table below.  The maximum award any individual participant can receive for any performance period is $10,000,000.

Name of Individual or Group	Target Award ($)
John R. Peeler	805,000
Shubham Maheshwari	336,000
William J. Miller, Ph.D.	460,000
John P. Kiernan	150,000
All current executive officers, as a group	1,751,000
All employees who are not executive officers, as a group	6,337,000
All directors who are not executive officers, as a group	0

Awards under the Plan are based on meeting pre-determined performance criteria.  The actual award paid (if any) may be higher or lower depending on actual performance compared to the targeted performance goals.  In no event will any participant’s actual award for the Fiscal Year 2016 Performance Period under the Bonus Plan exceed the maximum award.  In addition, the Committee may exercise discretion to decrease (but not increase) any award otherwise earned under the pre-established formula.

Our executive officers are eligible to receive awards under the Bonus Plan and, accordingly, our executive officers have an interest in this proposal.  Directors and former employees are not eligible to receive awards under the Bonus Plan.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and voting on the matter is required to re-approve the Bonus Plan.

The Board of Directors believes that the Bonus Plan is in the best interests of the Company and its stockholders for the reasons stated above.

The Board of Directors recommends a vote FOR re-approval of the Veeco Management Bonus Plan.

PROPOSAL 4:  APPROVAL OF THE VEECO 2016 EMPLOYEE STOCK PURCHASE PLAN

General

The stockholders are being asked to approve the Company’s 2016 Employee Stock Purchase Plan (the “ESPP”) and the reservation of 750,000 shares for issuance under the ESPP. The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase common stock of the Company at a discount from the then current market price through payroll deductions.  The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s ESPP was adopted by the Board of Directors on February 5, 2016.  Under the ESPP, eligible employees may authorize payroll deductions of up to 15% of eligible compensation for the purchase of common stock during each purchase period.

A general description of the ESPP is set forth below.  This description is qualified in its entirety by the terms of the ESPP, a copy of which is attached to this proxy statement as Appendix C and is incorporated herein by reference.

Administration

The ESPP may be administered by the Board or a committee of the Board.  It is anticipated the Compensation Committee will serve as Plan Administrator.  The Compensation Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP.

Shares Available Under the ESPP

A total of 750,000 shares of common stock are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

The ESPP permits the Plan Administrator to establish offering periods of up to 27 months in length.  The ESPP is anticipated to be implemented by one offering period during each six-month period beginning each January 1 and July 1.  Assuming the ESPP is approved by stockholders at the Annual Meeting, the first offering period is expected to commence on July 1, 2016.  The Plan Administrator may alter the duration of future offering periods in advance without stockholder approval.  Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates.  Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period.  Each purchase right entitles the participant to purchase the number of shares of common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period, subject to Plan and legal limits.  If stockholder approval is not obtained, no shares will be purchased.

Eligibility

Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and any designated subsidiary are eligible to participate in the ESPP.  The Plan Administrator may exclude employees who are regularly expected to work for 20 hours per week or less or for five months per calendar year or less and those who have not been employed for a continuous period of up to two years.  An eligible employee may only join an offering period on the start date of that period.  Designated subsidiaries include any subsidiary corporations of the Company, whether now existing or hereafter organized, which extend, with the approval of the Plan Administrator, the benefits of the ESPP to their eligible employees.  Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

As of March 8, 2016, 4 executive officers and approximately 580 other employees were expected to be eligible to participate in the ESPP.

Purchase Provisions

Each participant in the ESPP may authorize periodic payroll deductions that may not exceed 15% of his or her compensation, which is generally defined in the ESPP to include regular U.S. payroll base salary, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, commissions, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan).  A participant may reduce his or her rate of payroll deductions during an offering period, subject to the rules set by the Plan Administrator.

Accumulated payroll deductions are general assets of the Company, and while they are held by the Company they remain available for corporate use and subject to the Company’s general creditors.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of common stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which common stock is purchased on the participant’s behalf for each offering period is equal to the lower of: (i) 85% of the fair market value per share of the common stock on the date of commencement of such offering period; and (ii) 85% of the fair market value per share of common stock on the last day of such offering period.

Valuation

The fair market value of the common stock on a given date is the closing sales price of the common stock on The NASDAQ Global Select Market as of such date.  As of March 8, 2016, the fair market value of a share of the Company’s common stock as reported on The NASDAQ Global Select Market was $18.75.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•                  No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•                  No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

•                  No more than 2,500 shares of common stock may be purchased in a single offering period, subject to the Plan Administrator’s authority to change this limitation.

Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates shall be refunded.  A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and a purchase right will be exercisable only by the participant.

Corporate Transaction

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Plan Administrator.  In the event of a proposed sale of all or substantially all of the assets of the Company or certain mergers (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in effect to a new purchase date.  If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The ESPP will terminate upon the earlier to occur of (i) ten (10) years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

The Plan Administrator may at any time terminate or amend the ESPP.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

New Plan Benefits

Because the number of shares of common stock issued under the ESPP depends on the level of participation by its participants, we cannot determine the number of shares of common stock that may be purchased by eligible employees in the future.

Vote Required

The vote required to approve the ESPP as set forth in this Proposal 4 is the affirmative vote of the holders of more than 50% of the combined voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, present in person or represented by proxy.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.  Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

The Board of Directors recommends a vote “FOR” the approval of the ESPP.

PROPOSAL 5:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the “Compensation Discussion and Analysis” section above, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value.  Please read “Compensation Discussion and Analysis” above for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.  Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL 6:  RATIFICATION OF THE APPOINTMENT OF KPMG

Stockholders are being asked to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2016.  Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our stockholders for ratification.  If the stockholders do not ratify the appointment of KPMG, the Audit Committee will contemplate whether to reconsider the appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be in the Company’s and the stockholders’ best interests.  KPMG has been the Company’s independent registered public accounting firm since March 2015.

Our Audit Committee meets periodically with KPMG to review both audit and non-audit services performed by KPMG, as well as the fees charged for those services.  Among other things, the Audit Committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm.  All professional services provided by KPMG, including non-audit services, if any, are subject to pre-approval by the Audit Committee in accordance with applicable securities laws, rules, and regulations.  For more information, see “Audit Matters” above.

Representatives of KPMG will be present at the Annual Meeting and may make a statement if they so desire.  They will also be available to respond to appropriate questions.

Approval of Proposal No. 6 will require the affirmative vote of a majority of the shares present or represented and voting on the proposal at the Annual Meeting.  Each proxy received by the stockholders will be voted “FOR” the ratification of the appointment of KPMG, unless the stockholder provides other instructions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

VOTING AND MEETING INFORMATION

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the “notice and access” rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2015 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet.  The proxy materials will be available on the internet starting on March 22, 2016, as described in the Notice.  The Notice also instructs you as to how you may access and submit your proxy card.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Who is entitled to vote?

You may vote if our records show that you owned shares of Veeco common stock on March 8, 2016, the record date for the meeting.  At such time, 39,824,235 shares of Veeco common stock were both issued and outstanding.  You are entitled to one vote for each share that you own.

How can I vote if I own shares directly?

If your shares are registered directly in your name with our transfer agent, then you are considered the stockholder of record with respect to those shares and these proxy materials are being made available directly to you.  Stockholders of record may vote by (1) marking, signing, dating and mailing each proxy card in the envelope provided or (2) attending the meeting and voting in person.  If you desire to vote in person, you must come to the meeting or execute a proxy designating a representative to vote for you at the meeting, which will be held at the Four Points Sheraton Plainview Long Island (333 South Service Road, Plainview, New York 11803) at 8:30 a.m. (Eastern Time) on Thursday, May 5, 2016.  For security reasons, please be prepared to show photo identification. Please note that if your Veeco shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity in order to vote your shares at the meeting. If you have any questions, please call our Investor Relations department at 1-516-677-0200.

How can I vote if my shares are held through a brokerage, bank or similar organization?

If your shares are held in “street name” (that is, they are held in the name of a broker, bank or similar organization), you are considered the beneficial holder of such shares and these proxy materials are being made available to you by such organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account.  If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered “routine.”  The New York Stock Exchange (“NYSE”) will determine whether the proposals presented at the Annual Meeting are routine or not routine.  If a proposal is routine, a broker holding shares for an owner in street name may vote in its discretion on the proposal without receiving voting instructions from the owner.  If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A “broker non-vote” occurs when the broker is unable to vote on a proposal because the proposal is not routine and the street name owner does not provide any voting instructions.  Please follow the voting instructions provided by the organization holding your shares to ensure your vote is counted.  Under the rules of the NYSE, your broker does not have the discretion to vote your shares on non-routine matters such as Proposals 1, 2, 3, 4 and 5.  However, your broker does have discretion to vote your shares on routine matters such as

Proposal 6.  If you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the stockholder of record.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your Veeco shares will be voted “FOR” the election of the nominees for director, “FOR” the approval of an amendment to the Veeco Instruments Inc. 2010 Stock Incentive Plan, “FOR” the approval of the Veeco Management Bonus Plan, “FOR” the approval of the Veeco 2016 Employee Stock Purchase Plan; “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the selection of KPMG LLP as Veeco’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  If any other matter is properly presented at the meeting or any adjournment or postponement thereof, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How do I revoke or change my vote?

If you are a stockholder of record, you may revoke or change your vote by:

(1)                     notifying Veeco’s transfer agent, American Stock Transfer and Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219, in writing at any time before the meeting;

(2)                     submitting a later-dated proxy at any time before the meeting; or

(3)                     voting in person at the meeting.

The latest-dated, timely, properly completed proxy that you submit before the meeting will count as your vote.  If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

If your shares are held in street name, consult the voting instructions provided by the organization holding your shares or contact such organization for instructions on how to revoke or change your vote.

What is a “quorum”?

There must be a quorum for the meeting to be held.  A “quorum” will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting or represented by proxy.  If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.  In addition, shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum.

Abstentions:  Abstentions are not counted in the tally of votes FOR or AGAINST a proposal.  A WITHHELD vote is the same as an abstention.  Abstentions and withheld votes are counted as shares present and entitled to be voted.

Broker Non-Votes:  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal.

How many votes are needed to approve each proposal?

Proposal:	Vote Required:	Broker Discretionary Voting Allowed?
Proposal 1 — Election of Two Directors	Majority of the Shares Cast for Each Director Nominee	No
Proposal 2 — Amendment and Restatement of the 2010 Stock Incentive Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 3 — Approval of the Management Bonus Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 4 — Approval of the Employee Stock Purchase Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 5 — Advisory Vote on Executive Compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 6 — Ratification of Auditors for Fiscal Year 2016	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

With respect to Proposals 2, 3, 4, 5 and 6, you may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on either of these Proposals, the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 1, you may vote FOR both nominees, WITHHOLD your vote as to both nominees, or FOR both nominees except the specific nominee from whom you WITHHOLD your vote.  A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and stockholders may not cumulate votes in the election of directors.

If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting or any adjournment or postponement thereof, your signed proxy or vote instruction card gives authority to John R. Peeler, Veeco’s Chairman and Chief Executive Officer, and Shubham Maheshwari, Veeco’s Executive Vice President and Chief Financial Officer, to vote on such matters at their discretion.

Who will count the vote?

Votes will be tabulated by an independent inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced at the Annual Meeting and are expected to be posted shortly after the Annual Meeting on our website at www.veeco.com.  Voting results will also be reported in a Current Report on Form 8-K, which is expected to be filed with the SEC within four business days after the Annual Meeting.

What does it mean if I get more than one Notice?

If your shares are registered in more than one name or in more than one account, you may receive more than one Notice.  Please complete and return a proxy or vote instruction card for each Notice you receive to ensure that all of your shares are voted.

I have Veeco shares that are held in street name, as do others in my household.  We received only one copy of the proxy materials.  How can I obtain additional copies of these materials?

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, stockholders who have the same address and last name and who request printed copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials, and would like to request a separate paper copy of these materials, please: (1) go to www.proxyvote.com and follow the instructions provided; (2) send an e-mail message to investorrelations@veeco.com with “Request for Proxy Materials” in the subject line and provide your name, address and the control number that appears in the box on the Stockholders Meeting Notice; or (3) call our Investor Relations department at 1-516-677-0200.

When are stockholder proposals for the 2017 Annual Meeting due?

In accordance with Rule 14a-8 of the Exchange Act, stockholders who wish to present proposals for inclusion in the proxy materials prepared by the Company in connection with the 2017 Annual Meeting must submit their proposals so that they are received by the Secretary, Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803 by November 22, 2016.  Any such proposal must comply with the requirements of our Fourth Amended and Restated Bylaws, as amended (“Bylaws”), and Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2017 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2017 Annual Meeting, must be delivered in writing to the Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting.  However, if we hold the 2017 Annual Meeting on a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no later than 10 days after the earlier of the date we first provide notice of the meeting to stockholders or announce it publicly. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal that such stockholder intends to present at the 2017 Annual Meeting.

For more information, including the information required to be included in a stockholder proposal, please refer to our Bylaws, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on October 27, 2008, the amendment thereto filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on May 26, 2010, and the amendment thereto filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on October 24, 2011.

Can a stockholder nominate someone to be a director of Veeco?

As a stockholder, you may recommend any person as a nominee for director of Veeco for consideration by the Governance Committee by submitting the name and supporting information in writing to the Governance Committee of the Board of Directors, c/o Secretary, Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803.  The deadlines for submitting stockholder nominations of directors are the same as those set forth above with respect to the submission of stockholder proposals.  In addition, the recommending stockholder must submit a written recommendation that sets forth the information required by our Bylaws with respect to the recommending stockholder and such stockholder’s nominee, including the following:

•                  The candidate’s name, age, address, principal occupation or employment, the number of shares of common stock such candidate beneficially owns, a brief description of any direct or indirect relationships with the Company, and the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

•                  An agreement by the recommending stockholder to indemnify the Company for any loss arising from false or misleading information that is submitted in connection with the nomination;

•                  A signed consent of the nominee to cooperate with reasonable background checks, requests for information and personal interviews, to be named in the proxy statement as a nominee and to serve as a director, if elected; and

•                  A description of all relationships or arrangements between the recommending stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, as well as a list of all other companies that the stockholder has recommended the candidate to for election as a director in that year.

How can stockholders communicate with Veeco’s Directors?

Stockholders may address communications (other than sales or employment-related communications) to one or more members of the Board by letter addressed to Secretary, Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803.  The Secretary will forward copies of all letters (other than sales or employment-related communications) to each Board member to whom they are addressed.

How much will this proxy solicitation cost?

MacKenzie Partners, Inc. was hired by Veeco to assist in the distribution of proxy materials and the solicitation of votes for a fee of $12,500, plus reimbursement of out-of-pocket expenses.  The expense of soliciting proxies will be borne by Veeco.  In addition, Veeco may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.  MacKenzie Partners may contact stockholders by mail, telephone, fax and personal interviews.  Veeco has agreed to indemnify MacKenzie against certain liabilities and expenses in connection with such solicitation, including liabilities under the federal securities laws.  Some personal solicitations also may be made by directors, officers and employees of Veeco without special compensation, other than reimbursement for expenses.

Who is soliciting my vote?

Your vote is being solicited by the Board of Directors of Veeco, on behalf of the Company.

Appendix A

VEECO INSTRUMENTS INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

1.                                      Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.                                      Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

“Administrator” means the Board or any of the Committees appointed to administer the Plan.  Subject to further designation by the Board, the Compensation Committee of the Board shall be the Administrator.

“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company, or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

“Award Agreement” means the written agreement or notice evidencing the grant of an Award by the Company, including the terms and conditions governing the Award and any amendments to any of them.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee composed of members of the Board appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company.

“Company” means Veeco Instruments Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant.  Except as otherwise provided in the Award Agreement or other agreement, any change in status from Consultant to Employee shall not cause Continuous Service to be interrupted, but change in status from Employment to Consultant shall cause Continuous Service to be interrupted.  Notwithstanding the foregoing, whether a change in status causes a “separation from service” under Code Section 409A shall be determined under rules applicable under Code Section 409A.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (i) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)                                     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in a single transaction or a series of related transactions of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however that for purposes of the Plan, the following acquisitions shall not constitute a Corporate Transaction: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Related Entity, (III) any acquisition by any Person which complies with clauses (A), (B) and (C) of paragraph (v) of this definition below, or (IV) in respect of an Award held by a particular Grantee, any acquisition by the Grantee or any “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Grantee.  Persons described in clauses (I), (II), and (IV) of the previous sentence are referred to hereafter as “Excluded Persons”;

(ii)                                  Individuals who, on the date hereof constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be an Incumbent Director; provided, however that no individual initially elected or nominated as a director of the corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                               the dissolution or liquidation of the Company;

(iv)                              the sale of all or substantially all of the business or assets of the Company; or

(v)                                 the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), (B) no Person (other than any Excluded Person), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors.

“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

“Director” means a member of the Board or the board of directors of any Related Entity.

“Disability” means “disability” as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.

The payment of director’s fees by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the last trading day prior to the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported on www.wsj.com or such other source as the Administrator deems reliable;

(ii)                                  In the absence of an established market for the Common Stock of the type described in (i) above, if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the last trading day prior to the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported on www.wsj.com or such other source as the Administrator deems reliable; or

(iii)                               In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

“Plan” means this Amended and Restated 2010 Stock Incentive Plan.

“Related Entity” means any Parent or Subsidiary of the Company.

“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

“Share” means a share of the Common Stock.

“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                      Stock Subject to the Plan.

(a)                                 Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 10,550,000 Shares; provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 3,000,000 Shares.  Notwithstanding the foregoing, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth herein as one and one-half (1.5) Shares for every one (1) Share issued in connection with such Award (and shall be counted as one and one-half (1.5) Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs).  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)                                 Any Shares covered by an Award (or portion of an Award), including an Award (or portion of an Award) originally granted under the Inducement Plan, which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall again be available for grant and issuance pursuant to Awards under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.  Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and

(iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4.                                      Administration of the Plan.

(a)                                 Plan Administrator.

(i)                                     Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)                                  Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)                               Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)                              Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)                                     to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)                                  to determine whether and to what extent Awards are granted hereunder;

(iii)                               to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)                              to approve forms of Award Agreements for use under the Plan;

(v)                                 to determine the terms and conditions of any Award granted hereunder;

(vi)                              to amend the terms of any outstanding Award granted under the Plan, provided that (A) following the approval of the Plan by stockholders in 2016, Awards of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights payable in Shares covering no more than (5%) of the Shares authorized for issuance under the Plan shall be subject to acceleration of vesting that would cause such Award to vest any earlier than one year from the date of grant, except in connection with the Grantee’s death or Disability or a Corporate Transaction, (B) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (C) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval, and (D) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award, or for cash, shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction.  Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)                           to construe and interpret the terms of the Plan and Awards, including without limitation, any Award Agreement, granted pursuant to the Plan;

(viii)                        to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix)                              to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board.  Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)                                  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.  To the extent required by Applicable Laws, the payment of expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

5.                                      Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.                                      Terms and Conditions of Awards.

(a)                                 Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)                                 Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be a Non-Qualified Stock Option unless specifically designated as an Incentive Stock Option.  However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.  In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)                                  Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award, which may include, without limitation, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator may be based on any one, or any combination of, the following: (1) share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added, (17) market share, (18) net income, (19) personal goals, (20) sales, (21) improvements in capital structure, (22) earnings before interest, taxes and amortization, (23) budget comparisons, (24) controllable profits, (25) expense management, (26) improvements in capital structure), (27) profit margins, (28) operating or gross margin, (29) profitability of an identifiable business unit or product, (30) cash flow, operating cash flow, or cash flow or operating cash flow per share, (31) reduction in costs, (32) return on capital, (33) improvement in or attainment of expense levels or working capital level, (34) earnings before interest, taxes, depreciation and amortization, and (35) bookings or orders.  The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any significant unusual or infrequently occurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.

(d)                                 Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)                                  Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)                                   Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)                                  Individual Limitations on Awards.

(i)                                     Individual Limit for Options and SARs.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be three hundred thousand (300,000) Shares.  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee.  For this purpose, the repricing of an Option (or in the case of a SAR, the reduction of the base amount on which the stock appreciation is calculated to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)                                  Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be two hundred thousand (200,000) Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(h)                                 Deferral.  If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)                                     Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.  Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j)                                    Transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k)                                 Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l)                                     Minimum Vesting.  Effective upon stockholder approval of the Plan in 2016, newly granted Awards of Restricted Stock, RSUs and Dividend Equivalent Rights payable in Shares which vest based on the Grantee’s Continuous Service shall not provide for vesting which is any more rapid than vesting after one (1) year, and newly granted Awards of Restricted Stock, RSUs and Dividend Equivalent Rights payable in Shares which vest upon the attainment of Performance Criteria shall provide for a Performance Period of at least one (1) year.  Notwithstanding any contrary provision of the Plan, following the effectiveness of this section 6(l), Awards of Restricted Stock, RSUs and Dividend Equivalent Rights payable in Shares covering a maximum of five percent (5%) of the Shares authorized for issuance under the Plan may be granted without regard to the limitations of this Section 6(l).

7.                                      Award Exercise or Purchase Price, Consideration and Taxes.

(a)                                 Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)                                     In the case of an Incentive Stock Option:

(A)                               granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)                               granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)                                  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)                               In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)                              In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)                                 In the case of other Awards, such price as is determined by the Administrator.

(vi)                              Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)                                 Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)                                     cash;

(ii)                                  check;

(iii)                               surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)                              with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated or Company-approved brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)                                 with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)                              any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)                                  Taxes.  No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.  Upon exercise or vesting of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award with a Fair Market Value sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.                                      Exercise of Award.

(a)                                 Procedure for Exercise; Rights as a Stockholder.

(i)                                     Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)                                  An Award shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)                                 Exercise of Award Following Termination of Continuous Service.

(i)                                     An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement or another applicable agreement between the Company and the Grantee.

(ii)                                  Where the Award Agreement or another applicable agreement between the Company and the Grantee permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)                               Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement or another applicable agreement between the Company and the Grantee.

9.                                      Conditions Upon Issuance of Shares.

(a)                                 If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)                                 As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.                               Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”).  Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.                               Corporate Transactions.

(a)                                 Termination of Award in Connection with Corporate Transaction.  The Administrator may determine that, as provided in a definitive agreement governing a Corporate Transaction, effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)                                 Acceleration of Award Upon Corporate Transaction.  Except as provided otherwise in an individual Award Agreement or other applicable agreement between the Company and the Grantee, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c)                                  Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.                               Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.                               Amendment, Suspension or Termination of the Plan.

(a)                                 The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b)                                 No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)                                  No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.                               Reservation of Shares.

(a)                                 The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)                                 The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.                               No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.                               No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.                               Stockholder Approval.  The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable.  In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.                               Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.                               Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.                               Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

*     *     *     *     *

Appendix B

VEECO MANAGEMENT BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date.  The Plan is effective as of January 26, 2011, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2011 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan.  The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such employees with incentive awards based on the achievement of goals relating to the performance of the Company and its individual business units. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“Actual Award” means, as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

“Base Salary” means, as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any Company or Affiliate sponsored plans.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the Compensation Committee of the Board, or any other committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

“Company” means Veeco Instruments Inc., a Delaware corporation, or any successor thereto.

“Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

“Disability” means “disability” as defined under the long-term disability policy of the Company or the Company affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy.  If the Company or the Company affiliate to which the

Participant provides service does not have a long-tem disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.

“Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

“Fiscal Year” means the fiscal year of the Company.

“Individual Objectives” means quantifiable objectively determinable goals set by the Committee that will measure the individual’s performance of his or her overall duties to the Company which may include, without limitation, any enumerated Performance Goal, measures related to long-term strategic plans, and measures related to succession plans.

“Maximum Award” means, as to any Participant, for any 12-month period within or constituting a Performance Period, $10 million.  The Maximum Award shall be prorated for any Performance Period consisting of fewer than twelve (12) months.

“Participant” means, as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

“Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (1) share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added, (17) market share, (18) net income, (19) personal goals, (20) sales, (21) improvements in capital structure, (22) earnings before interest, taxes and amortization, (23) budget comparisons, (24) controllable profits, (25) expense management, (26) improvements in capital structure, (27) profit margins, (28) operating or gross margin, (29) profitability of an identifiable business unit or product, (30) cash flow, operating cash flow, or cash flow or operating cash flow per share, (31) reduction in costs, (32) return on capital, (33) improvement in or attainment of expense levels or working capital level, (34) earnings before interest, taxes, depreciation and amortization, (35) bookings or orders, and (36) Individual Objectives.  The performance criteria may be applicable to the Company or an Affiliate as a whole or a segment of the Company or an Affiliate.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and in any significant unusual or infrequently occurring item, as determined by the Committee, occurring after the establishment of the Performance Goals for the Performance Period.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of the Performance Goals in order to prevent the dilution or enlargement of a Participant’s rights with respect to an award.  The Performance Goals may differ from Participant to Participant and from award to award.

“Performance Period” means any period of time which does not exceed three Fiscal Years, as determined by the Committee in its sole discretion. With respect to any Participant, there shall exist no more than three Performance Periods at any one time.

“Plan” means the Veeco Instruments Inc. Management Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

“Shares” means shares of the Company’s common stock.

“Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

“Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants.  The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, may also designates as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period.  Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5 Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not a

Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment.  Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period.

4.3 Form of Payment.  Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in Shares of restricted stock, restricted stock units, options and/or other stock awards granted under one of the Company’s stock plans. The number of Shares of restricted stock, restricted stock units, options and/or other stock awards granted shall be determined in the sole and absolute discretion of the Committee and generally shall be determined by dividing the cash amount foregone by either (i) an average of the fair market value of a Share over a period of time prior to the date of grant of the restricted stock, restricted stock units, options and/or other stock awards, (ii) the fair market value of a Share on the date that the cash payment otherwise would have been made, or (iii) an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of Shares. For this purpose, “fair market value” shall have the same meaning as provided by the applicable Company stock plan under which the award shall be granted. Any restricted stock, restricted stock units, options or other stock awards so awarded may be subject to such additional vesting conditions, including specifically additional Performance Goals, as determined by the Committee. The number of Shares of restricted stock and/or restricted stock units granted pursuant to this Section 4.3 may be increased or decreased if such new award is granted by the Committee subject to Performance Goals and such increase or decrease otherwise meets all the performance-based compensation requirements of section 162(m) of the Code.

4.4 Payment in the Event of Death or Disability.  If a Participant dies, or is determined to have a Disability, prior to the payment of an Actual Award that was scheduled to be paid to him or her prior to death, or the determination of a Disability, for a prior Performance Period, the award shall be paid, in the case of death, to his or her designated beneficiary (in accordance with Section 6.6) or, if no such beneficiary has been designated, to his or her estate, and in the case of Disability, to the Participant or any other person authorized under applicable law.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) bifurcate the Plan and treat Participants differently as provided by Section 8.1, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.

5.3 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code and only to the extent consistent with the rules and regulations of the principal securities market on which the Company’s securities are listed or qualified for trading.

SECTION 6
GENERAL PROVISIONS

6.1 Tax Withholding.  The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes.

6.2 No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Participation in this Plan shall not give any Employee the right to participate in any other benefit, stock or deferred compensation plan of the Company or any Affiliate.

6.4 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6 Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination.  The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to section 162(m) of the Code, satisfy any applicable requirements of section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of section 162(m) of the Code are only applicable to Participants whose compensation is subject to section 162(m) of the Code.

8.2 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.3 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.4 Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.5 Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions.

8.6 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Appendix C

VEECO INSTRUMENTS INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

1.             Purpose.  The purpose of the Plan is to provide Employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the applicable regulations thereunder.  The provisions of the Plan, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.             Definitions.  As used herein, the following definitions apply:

“Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

“Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Company” means Veeco Instruments Inc., a Delaware corporation.

“Compensation” means, unless otherwise determined by the Administrator, an Employee’s United States payroll base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code.  Unless otherwise determined by the Administrator, “Compensation” does not include overtime, bonuses, commissions, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (iv) and (v) whether multiple transactions are related, and its determination is final, binding and conclusive:

(i)            a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)          the complete liquidation or dissolution of the Company;

(iv)          any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction; or

(v)           acquisition in a single transaction or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction.

“Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.

“Effective Date” means the date of the Plan’s adoption by the Board.

“Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code.  For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer.  Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means the last day of each Purchase Period.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on one or more established stock exchanges, including without limitation, the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in such source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in such source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value thereof will be determined by the Administrator in good faith.

“New Exercise Date” has the meaning set forth in Section 18(b).

“Offer Period” means an Offer Period established pursuant to Section 4 hereof.

“Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period.  For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

“Offering Date” means the first day of each Offer Period.

“Option” means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.

“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

“Plan” means this Veeco Instruments Inc. Employee Stock Purchase Plan.

“Purchase Period” means, unless otherwise determined by the Administrator, a period of approximately six months.

“Purchase Price” means, unless determined otherwise by the Administrator, an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

“Reserves” means, as of any date, the sum of: (1) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Eligibility.

(a)           General.  Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date will be eligible to participate in the Plan for the Offer Period commencing with such Offering Date.

(b)           Limitations on Grant and Accrual.  Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.  The determination of the accrual of the right to purchase stock will be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c)           Other Limits on Eligibility.  Notwithstanding Subsection (a), above, unless otherwise determined prior to the applicable Offer Date, the following Employees will not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for 5 months or less in any calendar year; (iii) Employees who have not been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event will the required period of continuous employment be equal to or greater than 2 years; and (iv) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.             Offer Periods.

The Plan will be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased or (ii) the Plan has been sooner terminated in accordance with Section 19 hereof.  The maximum duration of an Offer Period is twenty-seven (27) months. Unless otherwise determined by the Administrator, the Plan will be implemented through successive Offer Periods of six (6) months’ duration beginning on each January 1 and July 1 following the Effective Date.

A Participant will be granted a separate Option for each Offer Period in which he or she participates.  The Option will be granted on the Offering Date and will be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period will neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.             Participation.

(a)           An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b)           Payroll deductions for a Participant will apply to Compensation paid via payroll during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6.             Payroll Deductions.

(a)           At the time a Participant enrolls in the Plan, the Participant will elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding fifteen percent (15%) of the Compensation which the Participant receives during the Offer Period.

(b)           All payroll deductions made for a Participant will be credited to the Participant’s account under the Plan and will be withheld in whole percentages only.  A Participant may not make any additional payments into such account.

(c)           A Participant may discontinue participation in the Plan as provided in Section 10, or may decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing a decrease in the payroll deduction rate.  Any decrease in the rate of a Participant’s payroll deductions will be effective as soon as administratively practicable following the date of the request.  A Participant’s payroll deduction authorization (as modified by any change of status notice) will remain in effect for successive Offer Periods unless terminated as provided in Section 10.  The Administrator will be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(b) and 7 herein, a Participant’s payroll deductions may be decreased to zero percent (0%).  Payroll deductions will recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7.             Grant of Option.  On the Offering Date, each Participant will be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option is subject to the limitations set forth in Sections 3(b), 6 and 12; (ii) until otherwise determined by the Administrator, the maximum number of shares of Common Stock a Participant will be permitted to purchase in any Offer Period is 2,500 shares, subject to adjustment as provided in Section 18; and (iii) that such Option is subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator determines from time to time.  Exercise of the Option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, will expire on the last day of the Offer Period with respect to which such Option was granted.  Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6.  In addition, to the extent an Option is not exercised on each Exercise Date, the Option will lapse and thereafter cease to be exercisable.

8.             Exercise of Option.  Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price.  Any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code, or Sections 3 or 7, will be returned to the Participant and will not be carried over to the next Offer Period or Purchase Period.  A Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

9.             Delivery.  As soon as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Exercise Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant.  Shares to be delivered to a Participant under the Plan shall be registered, or held in an account, in the name of the Participant, or, if requested by the Participant, such other name or names as the Company may permit under rules established for the operation and administration of the Plan.

10.          Withdrawal; Termination of Employment.

(a)           A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time.  If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period.  If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts will be returned to the Participant.  If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period.  The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify further procedures for withdrawal.

(b)           Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

11.          Interest.  No interest will accrue on the payroll deductions credited to a Participant’s account under the Plan.

12.          Stock.

(a)           Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which will be made available for sale under the Plan is 750,000 shares.  If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and will either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Such allocation method will be “bottom up,” with the result that all Option exercises for one (1) share will be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted.  Any amount remaining in a Participant’s payroll account following such allocation will be returned to the Participant and will not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b)           A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan.  No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)           Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or as otherwise provided in Section 9.

13.          Administration.  The Plan will be administered by the Administrator, which will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to determine, with respect to each Offer Period, whether the Purchase Price will be determined as of (i) the Exercise Date or (ii) as of the Offering Date or the Exercise Date (whichever is lower), to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  Every finding, decision and determination made by the Administrator will, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14.          Designation of Beneficiary.

(a)           Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator will deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15.          Transferability.  No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.          Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants.  All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants will have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Company will retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the

Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants will have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17.          Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.          Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)           Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.”  Such adjustment, if any, will be made by the Administrator and its determination will be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the Reserves and the Purchase Price.

(b)           Corporate Transactions.  In the event of a proposed Corporate Transaction, each Option under the Plan will be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”).  If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator will notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i)            the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii)           the Company will pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above.  In addition, all remaining accumulated payroll deduction amounts will be returned to the Participant.

(c)           For purposes of Section 18(b), an Option granted under the Plan will be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof.  The determination of Option comparability will be made by the Administrator prior to the Corporate Transaction and its determination will be final, binding and conclusive on all persons.

19.          Amendment or Termination.

(a)           The Administrator may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its stockholders.  Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants.  To the extent necessary to comply with Section 423 of the Code and any regulations thereunder (or any successor rule or provision or any other Applicable Law), the Company will obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b)           Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods will be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, establish requirements for holding shares purchased pursuant to the Plan and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

20.          Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.          Conditions Upon Issuance of Shares.  Shares will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable.  In addition, no Options will be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22.          Term of Plan.  The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It will continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.          Stockholder Approval.  Continuance of the Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such stockholder approval will be obtained in the degree and manner required under Applicable Laws.  No shares of Common Stock offered for sale under the Plan may be sold until such stockholder approval is obtained, and notwithstanding any other Plan provision any Offer Period then open shall automatically terminate on the Exercise Date and all accumulated payroll deduction amounts will be returned to the Participants if such stockholder approval has not been obtained.

24.          No Employment Rights.  The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it will not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25.          No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.          Effect of Plan.  The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27.          Governing Law.  The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States.  Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable.

28.          Dispute Resolution.  The provisions of this Section 28 will be the exclusive means of resolving disputes arising out of or relating to the Plan.  The Company and the Participant, or their respective successors (the “parties”), will attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy.  Negotiations will be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan must be brought in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties will submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 28 is for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

ANNUAL MEETING OF STOCKHOLDERS OF VEECO INSTRUMENTS INC. May 5, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2016: The Notice, Proxy Statement and Annual Report to Stockholders are available at www.veeco.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20333000000000001000 5 051315 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X FOR BOTH NOMINEES PLAN PURCHASE PLAN Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6. 1. ELECTION OF DIRECTORS: NOMINEES: O John R. PeelerClass I director O Thomas St. DennisClass I director WITHHOLD AUTHORITY FOR BOTH NOMINEES FOR BOTH EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR BOTH EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here 2. APPROVAL OF THE 2010 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED 3. APPROVAL OF THE MANAGEMENT BONUS 4. APPROVAL OF THE EMPLOYEE STOCK 5. APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION 6. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016 FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR BOTH NOMINEES in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING

VEECO INSTRUMENTS INC. Proxy for Annual Meeting of Stockholders on May 5, 2016 Solicited on Behalf of the Board of Directors The undersigned hereby appoints John R. Peeler and Shubham Maheshwari, or either of them, each with full power of substitution and re-substitution, proxies to vote at the Annual Meeting of Stockholders of Veeco Instruments Inc. to be held on May 5, 2016 at 8:30 a.m. (EST) at 333 South Service Road, Plainview, New York 11803 and at all adjournments or postponements thereof, all shares of common stock of Veeco Instruments Inc. which the undersigned is entitled to vote as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)